Filed Pursuant to Rule 433
Registration Statement No. 333-140279
Filed March 4, 2008

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Thornburg Mortgage Securities Trust 2008-1

$856,857,900 (Approximate)
Mortgage Loan Pass-Through Certificates, Series 2008-1
Adjustable Rate and Hybrid Residential Mortgage Loans

Greenwich Capital Acceptance, Inc.
Depositor

RBS Greenwich Capital
Lead Manager

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Prue Larocca	(203) 618-3868	laroccp@rbsgc.com
Ara Balabanian	(203) 618-2435	balabaa@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

Trading	Phone
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Matthew Siber	212-438-5095	matthew_siber@standardandpoors.com

Fitch Ratings	Phone	E-mail Address
Adam Goller	212-908-9124	Adam.Goller@fitchratings.com

Free Writing Prospectus
$856,857,900 (Approximate)
THORNBURG MORTGAGE SECURITIES TRUST 2008-1
WELLS FARGO BANK, N.A., MASTER SERVICER

LASALLE BANK NATIONAL ASSOCIATION, TRUSTEE

Class(1)	Approximate Size ($) (1)	Pass- Through Rate	Security Description	WAL (Yrs) Pricing(2) /Mat	Window (mos.) Pricing(2) /Mat	Initial Credit Support	Final Scheduled Distribution Date	Expected Ratings (S&P/Fitch)
1A-1	$80,293,900	Hybrid (3)	Group 1 Super Senior	1.91 / 3.32	1-37/1-360	13.60%	04/25/38	AAA/AAA
1A-2 (5)	$8,921,000	Hybrid (3)	Group 1 Senior Mezzanine					AAA/AAA
1-AX (5)	Notional	Variable (4)	Group 1 Interest Only					AAA/AAA
2A-1	$491,586,000	Hybrid (3)	Group 2 Super Senior	2.57 / 3.35	1-61/1-361	13.60%	04/25/38	AAA/AAA
2A-2 (5)	$54,620,000	Hybrid (3)	Group 2 Senior Mezzanine					AAA/AAA
2-AX (5)	Notional	Variable (4)	Group 2 Interest Only					AAA/AAA
3A-1	$130,926,000	Hybrid (3)	Group 3 Super Senior	2.91 / 3.35	1-85/1-361	13.60%	04/25/38	AAA/AAA
3A-2 (5)	$14,547,000	Hybrid (3)	Group 3 Senior Mezzanine					AAA/AAA
3-AX (5)	Notional	Variable (4)	Group 3 Interest Only					AAA/AAA
4A-1	$154,052,000	Hybrid (3)	Group 4 Super Senior	3.04 / 3.35	1-96/1-361	13.60%	04/25/38	AAA/AAA
4A-2 (5)	$17,117,000	Hybrid (3)	Group 4 Senior Mezzanine					AAA/AAA
4-AX (5)	Notional	Variable (4)	Group 4 Interest Only					AAA/AAA
A-R (5)	$100	Net Wac	Residual
B-1 (5)	$13,885,000	Net Wac	Subordinate					AA/AA
B-2 (5)	$7,934,000	Net Wac	Subordinate					A/A
B-3 (5)	$3,471,000	Net Wac	Subordinate					BBB/BBB
B-4 (5)	$5,950,000	Net Wac	Subordinate					BB/BB
B-5 (5)	$1,983,000	Net Wac	Subordinate					B/B
B-6 (5)	$6,446,724	Net Wac	Subordinate					NR/NR

(1)	The class sizes are based on anticipated final collateral balances but subject to rating agency approval and a + / -10% variance.
(2)
Assumes the earlier of 25% CPB and the earliest possible execution date of the Optional Clean-up Call. The Group 1, Group 2 and Group 3 Certificates will be priced to 25% CPB and the Group 4 Certificates will be priced to Optional Clean-up Call. The Certificates pay on the 25th of every month beginning in March 2008.

(3)	The Pass-Through Rates on the Class A Certificates are described under “Class A Certificates Pass-Through Rates” on page 11.
(4)	The Pass-Through Rates on the Interest Only Certificates are described under “Interest Only Certificates Pass-Through Rates” on page 13.
(5)	Not marketed in this term sheet.

Transaction Overview:

Structure

•
Thornburg Mortgage Securities Trust 2008-1 (the “Trust”) is a common law trust governed by New York law, which will issue eight classes of senior pass-through certificates (“the Class A Certificates”), four classes of senior interest-only certificates (the “Interest Only Certificates”), six classes of subordinate pass-through certificates and one Class A-R residual pass-through certificate (collectively the “Certificates”). Only the Class 1A-1, Class 2A-1, Class 3A-1 and Class 4A-1 Certificates are marketed hereby.

•
20% Optional Securities Purchase Right: Thornburg Mortgage, Inc., the parent of the seller, may purchase the Certificates at a purchase price equal to their current principal amount plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 20% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•
10% Optional Clean-up Call: Thornburg Mortgage Home Loans, Inc., in its capacity as a Servicer, has an assignable option to purchase all of the Trust’s assets (and retire all outstanding Certificates) at a purchase price equal to the current principal amount of the Trust’s assets plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

•
5% Optional Clean-up Call: If Thornburg Mortgage Home Loans, Inc. does not exercise its 10% Optional Clean-up Call, Wells Fargo Bank, N.A., in its capacity as master servicer, has the option to purchase all of the Trust’s assets (and retire all outstanding Certificates) at a purchase price equal to the current principal amount of the Trust’s assets plus accrued and unpaid interest once the aggregate principal balance of the Mortgage Loans is equal to or less than 5% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Collateral

•	Collateral information in this Term Sheet is based on the Cut-off Date principal balance of the Mortgage Loans based on a preliminary pool unless otherwise indicated; and

•	The Mortgage Pool is generally composed of jumbo hybrid and adjustable rate mortgage loans.

Transaction Overview (cont.):

Collateral (cont.)

•	The non-zero weighted average FICO score is 746, the weighted average original LTV is 68.55% and the non-zero weighted average DTI is 31.16%;

•	Approximately 69.01% of the related mortgage properties are primary homes and approximately 36.65% and 9.86% are located in California and New York, respectively;

•	The Mortgage Loans are indexed off of 1 month LIBOR (3.58%), 6 month LIBOR (7.54%), 1 year LIBOR (87.86%), or 1 year CMT (1.02%);

•
As of the Cut-off Date, the Mortgage Loans will be serviced by: Thornburg Mortgage Home Loans, Inc. (94.03%)*, First Republic Bank (3.52%), Colonial Savings, F.A. (1.80%) and First Horizon Home Loans Corp. (0.65%);

* Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc. Cenlar is a private label sub-servicer and is rated Strong by S&P and RPS3+ by Fitch. Cenlar is also rated as a Tier One Platinum Servicer by Freddie Mac and a Tier One Servicer for HUD.

•	On the Closing Date, the aggregate Cut-off Date principal balance of the Mortgage Loans is expected to be approximately $991,732,724 (the “Mortgage Loans”), subject to a +/-10% variance;

•
For purposes of paying interest and principal on the Class A Certificates and interest on the Interest Only Certificates, the Mortgage Loan pool will be subdivided into four sub-groups (the “Group 1 Mortgage Loans”, the “Group 2 Mortgage Loans”, the “Group 3 Mortgage Loans” and the “Group 4 Mortgage Loans”).

MORTGAGE LOAN GROUP DESCRIPTION (AS OF THE CUT-OFF DATE)

➢	Group 1 Mortgage Loans	- 1 Month and 12 Month ARMs and 3yr Hybrids
➢	Group 2 Mortgage Loans	- 5yr Hybrids
➢	Group 3 Mortgage Loans	- 7yr Hybrids
➢	Group 4 Mortgage Loans	- 10yr Hybrids

Loan Description	% of Pool	Gross WAC (%)	Net WAC (%)	WA Orig Term (mos.)	WAM (mos.)	WALA (mos.)	Gross Margin (%)	Net Margin (%)	Initial Cap (%)	Period Cap (%)	Max Rate (%)	Mos to Roll
Group 1	9.37%	6.561%	6.327%	360	359	1	1.894%	1.628%	3.994%	1.923%	11.575%	34
Group 2	57.37%	6.656%	6.421%	361	360	1	1.913%	1.648%	4.998%	1.910%	11.655%	59
Group 3	15.28%	6.718%	6.482%	359	356	3	1.915%	1.651%	5.000%	1.926%	11.718%	82
Group 4	17.98%	6.695%	6.461%	360	357	3	1.903%	1.636%	5.000%	1.955%	11.701%	117
Aggregate	100.00%	6.664%	6.429%	361	359	2	1.909%	1.645%	4.902%	1.921%	11.666%	71

Terms of the Offering:

Issuing Entity:	Thornburg Mortgage Securities Trust 2008-1, a common law trust governed by New York law.

Sponsor and Seller:	Thornburg Mortgage Home Loans, Inc.

Depositor:	Greenwich Capital Acceptance, Inc.

Lead Manager:	Greenwich Capital Markets, Inc

Co-Managers:	Bear, Stearns & Co. Inc. and Credit Suisse Securities (USA) LLC.

Master Servicer/
Securities Administrator:	Wells Fargo Bank, N.A.

Trustee:	LaSalle Bank National Association

Custodian:	LaSalle Bank National Association

Cut-off Date:	Approximately 91.82% of the mortgage loans have a February 1, 2008 Cut-off Date, the remaining 8.18% have a March 1, 2008 Cut-off Date.

Expected Pricing Date:	On or about February 28, 2008

Closing Date:	On or about March 3, 2008

Distribution Dates:	25th of each month (or if not a business day, the next succeeding business day), commencing in March 2008

Accrual Period:	The calendar month immediately preceding the current Distribution Date.

Terms of the Offering (cont.):

Day Count / Delay Days / First Accrual Date:	Class	Day Count	Delay	First Accrual Date
	1A-1	30/360	22	March 3, 2008
	1A-2	30/360	22	March 3, 2008
	1-AX	30/360	22	March 3, 2008
	2A-1	30/360	22	March 3, 2008
	2A-2	30/360	22	March 3, 2008
	2-AX	30/360	22	March 3, 2008
	3A-1	30/360	22	March 3, 2008
	3A-2	30/360	22	March 3, 2008
	3-AX	30/360	22	March 3, 2008
	4A-1	30/360	22	March 3, 2008
	4A-2	30/360	22	March 3, 2008
	4-AX	30/360	22	March 3, 2008
	B-1	30/360	22	March 3, 2008
	B-2	30/360	22	March 3, 2008
	B-3	30/360	22	March 3, 2008
	B-4	30/360	22	March 3, 2008
	B-5	30/360	22	March 3, 2008
	B-6	30/360	22	March 3, 2008

Certificates:
The “Senior Certificates” or “Class A Certificates” will consist of the Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class 4A-1 and Class 4A-2 Certificates. The “Interest Only Certificates” will consist of the Class 1-AX, Class 2-AX, Class 3-AX and Class 4-AX Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. The Senior Certificates, the Interest Only Certificates and the Subordinate Certificates, together with the Class A-R Certificates, are collectively referred to herein as the “Certificates”. The Class 1A-1, Class 2A-1, Class 3A-1 and Class 4A-1 Certificates are being marketed hereby (the “Offered Certificates”). Each class of Class A Certificates will be paid primarily from collections on the related group of Mortgage Loans.

Registration:	The Class A Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and Euroclear system.

Federal Tax Treatment:
Each Offered Certificate will represent ownership of REMIC “regular interests” and will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

Terms of the Offering (cont.):

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and retirement arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code; provided, that investors in the Offered Certificates meet the requirements of certain administrative or statutory exemptions.

SMMEA Treatment:	The Class A Certificates are expected to be SMMEA eligible.

Minimum Denominations:	Class A Certificates: $25,000 ($100,000 in the case of foreign investors subject to the EU Prospectus Directive).

Mortgage Loans:
On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $991,732,724. The Mortgage Loans either adjust their rates based on various indices (the “Adjustable Rate Mortgage Loans”) within the first year of origination or in the case of approximately 9.30%, 57.37%, 15.28% and 17.98% of the Mortgage Loans, have initial rate adjustments generally occurring approximately three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rates based on various indices (“Hybrid ARMs”). Approximately 3.75%, 14.07%, 3.85%, and 69.23% of the Mortgage Loans are required to make payments of interest only for up to the first 36, 60, 84, and 120 months, respectively, following origination. After such interest only period, the monthly payments on such Mortgage Loans adjust to amortize principal over the remaining term of the loan.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 1 Mortgage Loans described herein is expected to be approximately $92,932,253. The Group 1 Mortgage Loans consist of adjustable rate and hybrid mortgage loans which have an initial rate adjustment occurring approximately 1 month, 12 months or 3 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 2 Mortgage Loans described herein is expected to be approximately $568,964,345. The Group 2 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 5 years following origination.

Terms of the Offering (cont.):

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 3 Mortgage Loans described herein is expected to be approximately $151,534,894. The Group 3 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 7 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 4 Mortgage Loans described herein is expected to be approximately $178,301,231. The Group 4 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 10 years following origination.

The aggregate Cut-off Date principal balance of the Mortgage Loans on the Closing Date is subject to a +/-10% variance. It is expected that the statistics of the aggregate Mortgage Loans will be substantially similar to the mortgage loan statistics shown herein. For more information please see attached collateral descriptions for the Total Mortgage Loans.

Optional Securities
Purchase Right:
Thornburg Mortgage, Inc., the parent of the Seller, will have the option of purchasing the Certificates at a purchase price equal to their current principal amount plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Optional Clean-Up Call:
The terms of the transaction allow for an assignable optional termination of the trust and retirement of the Certificates at the option of Thornburg Mortgage Home Loans, Inc., in its capacity as Servicer, once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the Cut-off Date aggregate principal balance of the Mortgage Loans. If Thornburg Mortgage Home Loans, Inc. does not exercise its 10% Optional Clean-up Call right, the terms of the transaction allow for an optional termination of the trust and retirement of the Certificates at the option of Wells Fargo Bank, N.A., in its capacity as Master Servicer, once the aggregate principal balance of the Mortgage Loans is equal to or less than 5% of the Cut-off Date aggregate principal balance of the Mortgage Loans.

Terms of the Offering (cont.):

Servicers:	Servicers	%
	Thornburg Mortgage Home Loans, Inc. (1)	94.03%
	First Republic Bank	3.52%
	Colonial Savings, F.A.	1.80%
	First Horizon Home Loans Corp.	0.65%

(1) Cenlar FSB is the contracted sub-servicer for all servicing owned by Thornburg Mortgage Home Loans, Inc.

Servicing Fee:
The initial weighted average Servicing Fee equals approximately 0.250% per annum. Approximately 3.18% of the Mortgage Loans have a Servicing Fee which will increase to a rate not higher than 0.375% after the related initial rate adjustment.

Master Servicing Fee:	A rate not higher than 0.01% per annum. The Master Servicer will pay the fees of the Securities Administrator and the Trustee from its fee.

Pricing Prepayment
Assumption:	25% CPB per annum.

Net Mortgage Rate:	The ‘‘Net Mortgage Rate’’ for any Mortgage Loan is equal to the rate of the related Mortgage Loan less the Master Servicing Fee and the related Servicing Fee rate.

Class A
Pass-Through Rates:
Prior to the related roll date, the “Pass-Through Rate” for the Class 1A-1 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1. Prior to the related roll date, the “Pass-Through Rate” for the Class 1A-2 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1, and after related the roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1.

Terms of the Offering (cont.):

Prior to the related roll date, the “Pass-Through Rate” for the Class 2A-1 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 2, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 2. Prior to the related roll date, the “Pass-Through Rate” for the Class 2A-2 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 2, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 2.

Prior to the related roll date, the “Pass-Through Rate” for the Class 3A-1 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 3, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 3. Prior to the related roll date, the “Pass-Through Rate” for the Class 3A-2 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 3, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 3.

Prior to the related roll date, the “Pass-Through Rate” for the Class 4A-1 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 4, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 4. Prior to the related roll date, the “Pass-Through Rate” for the Class 4A-2 Certificates will be equal to the lesser of (i) a fixed rate of [ ]% and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 4, and after the related roll date, the Pass-Through Rate will be equal to the weighted average Net Mortgage Rate of the Mortgage Loans in Group 4.

Terms of the Offering (cont.):

Interest Only Certificates
Pass-Through Rates:
The “Pass-Through Rate” for the Class 1-AX Certificates will be equal to the difference between (i) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 1 and (ii) the weighted average of the Pass-Through Rates of the Class 1A-1 and Class 1A-2 Certificates.

The notional balance of the Class 1-AX Certificates for any Distribution Date will be equal to the sum of the total principal balances of the Class 1A-1 and Class 1A-2 Certificates immediately prior to such Distribution Date.

The “Pass-Through Rate” for the Class 2-AX Certificates will be equal to the difference between (i) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 2 and (ii) the weighted average of the Pass-Through Rates of the Class 2A-1 and Class 2A-2 Certificates.

The notional balance of the Class 2-AX Certificates for any Distribution Date will be equal to the sum of the total principal balances of the Class 2A-1 and Class 2A-2 Certificates immediately prior to such Distribution Date.

The “Pass-Through Rate” for the Class 3-AX Certificates will be equal to the difference between (i) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 3 and (ii) the weighted average of the Pass-Through Rates of the Class 3A-1 and Class 3A-2 Certificates.

The notional balance of the Class 3-AX Certificates for any Distribution Date will be equal to the sum of the total principal balances of the Class 3A-1 and Class 3A-2 Certificates immediately prior to such Distribution Date.

The “Pass-Through Rate” for the Class 4-AX Certificates will be equal to the difference between (i) the weighted average Net Mortgage Rate of the Mortgage Loans in Group 4 and (ii) the weighted average of the Pass-Through Rates of the Class 4A-1 and Class 4A-2 Certificates.

The notional balance of the Class 4-AX Certificates for any Distribution Date will be equal to the sum of the total principal balances of the Class 4A-1 and Class 4A-2 Certificates immediately prior to such Distribution Date.

Terms of the Offering (cont.):

Subordinate Certificates
Pass-Through Rates:
The Pass-Through Rates with respect to each class of Subordinate Certificates will be equal to the weighted average of the weighted average Net Mortgage Rate of each group of Mortgage Loans, weighted based upon the applicable Subordinate Component for such Distribution Date.

Subordinate Component:
For any Distribution Date and with respect to any mortgage loan group, the Subordinate Component will equal the aggregate principal balance of the Mortgage Loans in the related mortgage loan group, as of the first day of the related due period, minus the aggregate class principal balance of the related Senior Certificates immediately prior to such Distribution Date.

Terms of the Offering (cont.):

Allocation of
Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Any Realized Losses on the Mortgage Loans will first be allocated to the Subordinate Certificates in reverse order of their numerical class designations, in each case until the respective class principal amount has been reduced to zero, and second, (w) to the extent such Realized Losses are incurred in respect of the Group 1 Mortgage Loans, sequentially to the Class 1A-2 and Class 1A-1 Certificates, in that order, until each such class has been reduced to zero, (x) to the extent such Realized Losses are incurred in respect of the Group 2 Mortgage Loans, sequentially to the Class 2A-2 and Class 2A-1 Certificates, in that order, until each such class has been reduced to zero, (y) to the extent such Realized Losses are incurred in respect of the Group 3 Mortgage Loans, sequentially to the Class 3A-2 and Class 3A-1 Certificates, in that order, until each such class has been reduced to zero and (z) to the extent such Realized Losses are incurred in respect of the Group 4 Mortgage Loans, sequentially to the Class 4A-2 and Class 4A-1 Certificates, in that order, until each such class has been reduced to zero.

Terms of the Offering (cont.):

Senior Sequential
Payment Test:	As to any distribution date, the application of the following conditions (which conditions may or may not be satisfied):

first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, bankruptcy and REO property), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, or second, cumulative realized losses on all of the mortgage loans do not exceed:

•
for any distribution date after the Closing Date until the third anniversary of the first distribution date, 20% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•
for any distribution date after the third anniversary of the first Distribution Date until on or after the seventh anniversary of the first distribution date, 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•	for any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•	for any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate certificate principal balance of the subordinate certificates as of the closing date,

•
for any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, and

•
for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

Principal Distribution Amounts:

Credit Enhancement:
Senior/subordinate, shifting interest structure. Credit enhancement for the Senior Certificates will consist of the Subordinate Certificates (total initial subordination is expected to be approximately 4.00%)

Initial Senior Enhancement Percentage = approximately 4.00%

Senior Enhancement Percentage = Subordinate Certificate Principal Balance / Aggregate Collateral Balance

Shifting Interest: Until the first Distribution Date occurring after February 2015, the Subordinate Certificates will be locked out of payments of unscheduled principal (unless the Senior Certificates have been reduced to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal payments as described below.

The prepayment shift percentages from the Subordinate Certificates to the Senior Certificates are as follows:

•	If the Senior Enhancement Percentage for the Certificates is less than 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 - 84	100%
85 - 96	70%
97 - 108	60%
109 - 120	40%
121 - 132	20%
133+	0%

•	If the Senior Enhancement Percentage is greater than or equal to 2 times the Initial Senior Enhancement Percentage:

Distribution Dates (months)	Shift Percentage
1 - 36	50%
37+	0%

(If the Senior Enhancement Percentage doubles as compared to the Initial Senior Enhancement Percentage during the first 36 months of the transaction, the Class A Certificates will be entitled to 50% of the Subordinate Percentage of unscheduled principal, subject to cumulative loss and delinquency tests. After month 36, if the Senior Enhancement Percentage has doubled as compared to the Cut-off Date Senior Enhancement Percentage, the Class A Certificates will be entitled to unscheduled principal based on the Senior Percentage only, subject to cumulative loss and delinquency tests). In the event the Senior Percentage for any group exceeds the Initial Senior Percentage, the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Principal Distribution Amounts (cont.):

For each mortgage loan group, calculate the following:

Senior Percentage = Senior Certificate Principal Balance / Mortgage Loan balance.

Subordinate Percentage = 100% - related Senior Percentage.

Senior Prepayment Percentage = related Senior Percentage + Shift Percentage * related Subordinate Percentage.

The group related Senior Principal Distribution Amount (“Senior PDA”) will be equal to the sum of (i) the product of (a) related scheduled principal payments and (b) related Senior Percentage, (ii) the product of (a) related prepayment principal payments and (b) related Senior Prepayment Percentage and (iii) the lesser of (a) the related net liquidation proceeds allocable to principal and (b) the product of the related Senior Prepayment Percentage and the remaining principal balance of any Mortgage Loan that was finally liquidated during the related period.

The group related Subordinate Principal Distribution Amount (“Subordinate PDA”) will be equal to the difference between (i) the sum of related scheduled principal and unscheduled principal payments and (ii) the related Senior PDA.

Certificate Priority of Distributions:

(A) On each Distribution Date, the available distribution amount for each related mortgage loan group will be allocated, after payment of the Servicing Fee and Master Servicing Fee, among the Classes of Senior Certificates relating to that mortgage loan group pro rata as follows:

(1)	Accrued interest at the related Pass-Through Rate on the related class of Senior Certificates;

(2)
For each Distribution Date in which the conditions of the Senior Sequential Payment Test have been satisfied, Principal will be allocated concurrently as follows (up to the related Senior Principal Distribution Amount):

(a)
From the Group 1 Mortgage Loans, first, principal to the Class A-R Certificates until its related certificate principal balance has been reduced to zero and second, pro-rata to the Class 1A-1 and Class 1A-2 Certificates, until their respective certificate principal balance has been reduced to zero;

(b)	From the Group 2 Mortgage Loans, pro-rata to the Class 2A-1 and Class 2A-2 Certificates, until their respective certificate principal balance has been reduced to zero;
(c)	From the Group 3 Mortgage Loans, pro-rata to the Class 3A-1 and Class 3A-2 Certificates, until their respective certificate principal balance has been reduced to zero; and
(d)	From the Group 4 Mortgage Loans, pro-rata to the Class 4A-1 and Class 4A-2 Certificates, until their respective certificate principal balance has been reduced to zero.

For each Distribution Date in which the conditions of the Senior Sequential Payment Test have not been satisfied, Principal will be allocated concurrently as follows (up to the related Senior Principal Distribution Amount):

(a)	From the Group 1 Mortgage Loans, sequentially to the Class 1A-1 Certificates and then to the Class 1A-2 Certificates, until their respective certificate principal balance has been reduced to zero;
(b)	From the Group 2 Mortgage Loans, sequentially to the Class 2A-1 Certificates and then to the Class 2A-2 Certificates, until their respective certificate principal balance has been reduced to zero;
(c)	From the Group 3 Mortgage Loans, sequentially to the Class 3A-1 Certificates and then to the Class 3A-2 Certificates, until their respective certificate principal balance has been reduced to zero; and
(d)	From the Group 4 Mortgage Loans, sequentially to the Class 4A-1 Certificates and then to the Class 4A-2 Certificates, until their respective certificate principal balance has been reduced to zero.

Certificate Priority of Distributions (cont.):

(B)	With respect to all remaining available distribution amounts for all loan groups as follows:

(1)
Accrued and unpaid interest on, and then their respective share of principal (up to the Subordinate Principal Distribution Amount) of, each class of Subordinate Certificates, in the order of their numerical class designations beginning with the Class B-1 Certificates;

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Class A Certificates from one or more unrelated loan groups, to the extent not received from the related loan group. This would occur only (i) if a loan group experienced disproportionately high realized losses causing the class principal amount of the related Class A Certificates to exceed the aggregate balance of the loans in the related loan group (an “undercollateralized group”) or (ii) if, due to rapid prepayments, the class principal amount of a class of Class A Certificates was reduced to zero at a time when the Senior Enhancement Percentage had not reached required levels and either the aggregate Subordinate Percentage is less than 200% of the aggregate Subordinate Percentage on the Closing Date or the outstanding principal balance of the 60+ delinquent mortgage loans averaged over the previous six months is greater than or equal to 50% of the aggregate class principal amount of the Subordinate Certificates.

Total Mortgage Loans
As of the related Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$991,732,724	$100,000	$12,500,000
Average Scheduled Principal Balance	$1,207,957
Number of Mortgage Loans	821

Weighted Average Gross Coupon	6.664%	5.125%	8.500%
Weighted Average FICO Score	746	502	818
Weighted Average Original LTV	68.55%	7.14%	100.00%
Weighted Average Total Effective LTV	68.09%	7.14%	95.00%

Weighted Average Original Term	361 months	180 months	480 months
Weighted Average Stated Remaining Term	359 months	180 months	480 months
Weighted Average Seasoning	2 months	0 months	73 months

Weighted Average Gross Margin	1.909%	1.000%	5.000%
Weighted Average Minimum Interest Rate	1.914%	1.000%	5.000%
Weighted Average Maximum Interest Rate	11.666%	10.125%	13.500%
Weighted Average Initial Rate Cap	4.902%	2.000%	5.000%
Weighted Average Subsequent Rate Cap	1.921%	1.000%	2.000%
Weighted Average Months to Roll	71 months	1 month	120 months
Weighted Average Prepay Term	23 months	5 months	60 months
Weighted Average Prepay Remaining Term	21 months	3 months	59 months

Maturity Date		Feb 1 2023	Feb 1 2048
Maximum Zip Code Concentration	1.88%	92037

ARM	100.00%	First Lien	100.00%

10/1 MO Hybrid Arm	0.18%	Alternative Documentation	0.04%
10/1 MO Hybrid Arm IO	3.35%	Full Documentation	79.66%
10/1 YR Hybrid Arm	2.00%	No Ratio Documentation	0.07%
10/1 YR Hybrid Arm IO	11.81%	Stated Documentation	20.19%
10/6 MO Hybrid Arm IO	0.65%	Streamline Cash Out	0.04%
3/1 YR Hybrid Arm	0.49%
3/1 YR Hybrid Arm IO	8.09%	Cash Out Refinance	32.54%
3/6 MO Hybrid Arm IO	0.72%	Purchase	47.02%
5/1 YR Hybrid Arm	4.73%	Rate/Term Refinance	20.44%
5/1 YR Hybrid Arm IO	47.48%
5/6 Hybrid Arm	0.10%	Condominium	12.34%
5/6 MO Hybrid Arm IO	5.06%	Condotel	3.13%
7/1 Hybrid Arm	0.03%	Cooperative	1.74%
7/1 YR Hybrid Arm	1.57%	PUD Attached	0.61%
7/1 YR Hybrid Arm IO	12.69%	PUD Detached	13.56%
7/6 MO Hybrid Arm IO	0.98%	Single Family Detached	62.18%
Reg Arm IO	0.07%	Townhouse	0.44%
		Two-Four Family	6.01%
Interest Only	90.90%
Not Interest Only	9.10%	Investor	9.27%
		Primary	69.01%
No Prepay Penalty	87.36%	Second Home	21.72%
Prepay Penalty: 5 months	0.10%
Prepay Penalty: 6 months	1.09%	Top 5 States:
Prepay Penalty: 12 months	6.89%	California	36.65%
Prepay Penalty: 18 months	0.20%	New York	9.86%
Prepay Penalty: 24 months	0.49%	Colorado	7.67%
Prepay Penalty: 36 months	2.04%	Florida	6.14%
Prepay Penalty: 60 months	1.84%	Arizona	5.37%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	3	300,000.00	0.03%	7.083	358	44.53	761
100,000.01 - 200,000.00	30	4,667,307.44	0.47%	6.701	361	63.46	761
200,000.01 - 300,000.00	37	9,527,780.75	0.96%	6.739	356	72.15	752
300,000.01 - 400,000.00	35	12,186,918.92	1.23%	6.811	354	66.15	737
400,000.01 - 500,000.00	47	21,752,371.80	2.19%	6.606	358	71.75	743
500,000.01 - 600,000.00	71	39,510,509.98	3.98%	6.592	358	73.91	745
600,000.01 - 700,000.00	64	41,862,958.08	4.22%	6.467	358	71.64	748
700,000.01 - 800,000.00	64	48,379,181.66	4.88%	6.586	357	70.61	744
800,000.01 - 900,000.00	44	37,194,048.69	3.75%	6.655	359	71.16	746
900,000.01 - 1,000,000.00	68	65,609,907.21	6.62%	6.561	358	67.16	741
1,000,000.01 - 2,000,000.00	260	380,762,046.89	38.39%	6.567	360	71.03	750
2,000,000.01 - 3,000,000.00	64	165,642,140.14	16.70%	6.728	359	68.71	748
3,000,000.01 - 4,000,000.00	18	64,988,280.80	6.55%	6.763	359	65.93	723
4,000,000.01 - 5,000,000.00	11	51,672,500.00	5.21%	6.759	358	60.64	752
5,000,000.01 and Greater	5	47,676,771.92	4.81%	7.398	359	50.00	748
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	2	1,121,800.00	0.11%	5.213	360	64.16	735
5.500 - 5.999	49	51,402,959.07	5.18%	5.759	356	71.83	748
6.000 - 6.499	238	270,690,453.69	27.29%	6.250	359	69.48	750
6.500 - 6.999	369	450,222,070.54	45.40%	6.697	359	69.52	745
7.000 - 7.499	133	160,928,616.31	16.23%	7.173	360	65.46	745
7.500 - 7.999	27	48,928,168.87	4.93%	7.682	358	61.40	743
8.000 - 8.499	2	6,098,655.80	0.61%	8.130	357	68.89	685
8.500 - 8.999	1	2,340,000.00	0.24%	8.500	356	65.00	767
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
500-524	1	366,371.48	0.04%	6.750	301	75.00	502
575-599	2	1,434,161.44	0.14%	6.250	306	61.98	584
600-624	1	1,000,000.00	0.10%	7.000	357	62.50	622
625-649	2	694,400.00	0.07%	5.847	354	79.60	649
650-674	32	35,076,311.37	3.54%	6.792	358	70.19	662
675-699	78	98,364,466.26	9.92%	6.697	359	70.45	689
700-724	139	163,111,606.66	16.45%	6.735	358	69.08	713
725-749	113	148,633,702.56	14.99%	6.617	359	67.60	736
750-774	192	252,748,507.71	25.49%	6.675	361	67.82	761
775-799	211	236,959,410.32	23.89%	6.602	358	68.76	785
800-824	49	50,343,786.48	5.08%	6.623	359	68.95	807
None	1	3,000,000.00	0.30%	7.375	360	43.51	0
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Effective LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	78	78,124,300.65	7.88%	6.764	358	40.75	752
50.00- 54.99	27	58,995,028.39	5.95%	7.094	358	50.84	746
55.00- 59.99	42	76,660,413.20	7.73%	6.601	359	58.24	752
60.00- 64.99	60	106,195,784.36	10.71%	6.771	359	63.64	738
65.00- 69.99	76	95,484,706.14	9.63%	6.662	361	66.70	744
70.00- 74.99	120	163,810,149.35	16.52%	6.666	360	71.68	744
75.00- 79.99	200	231,137,192.58	23.31%	6.573	358	76.52	748
80.00	190	164,442,080.19	16.58%	6.555	358	80.58	751
80.01- 84.99	1	711,000.00	0.07%	6.375	360	83.65	655
85.00- 89.99	9	5,178,555.83	0.52%	6.493	359	89.28	732
90.00- 94.99	12	7,912,188.59	0.80%	6.609	359	90.00	719
95.00- 99.99	6	3,081,325.00	0.31%	6.768	359	95.00	708
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	78	78,124,300.65	7.88%	6.764	358	40.75	752
50.00- 54.99	27	58,995,028.39	5.95%	7.094	358	50.84	746
55.00- 59.99	41	75,760,413.20	7.64%	6.601	359	57.75	751
60.00- 64.99	57	98,465,784.36	9.93%	6.781	359	62.19	739
65.00- 69.99	77	99,044,706.14	9.99%	6.660	361	66.76	742
70.00- 74.99	118	162,465,124.35	16.38%	6.665	360	71.52	744
75.00- 79.99	195	224,508,192.58	22.64%	6.573	359	76.02	747
80.00	185	161,845,738.07	16.32%	6.556	358	80.00	752
80.01- 84.99	1	711,000.00	0.07%	6.375	360	83.65	655
85.00- 89.99	10	6,018,355.83	0.61%	6.528	359	88.73	733
90.00- 94.99	13	10,832,188.59	1.09%	6.614	359	90.34	723
95.00- 99.99	8	3,989,168.00	0.40%	6.790	358	95.82	723
100.00	11	10,972,724.12	1.11%	6.557	352	100.00	746
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
EFF LTV <= 80	793	974,849,654.86	98.30%	6.665	359	68.17	747
EFF LTV > 80 GENWORTH FINANCIAL	5	3,674,400.59	0.37%	6.638	359	89.98	728
EFF LTV > 80 MGIC	16	9,140,613.00	0.92%	6.712	360	91.18	711
EFF LTV > 80 PMI	2	1,461,498.79	0.15%	6.106	358	89.99	695
EFF LTV > 80 Radian	4	1,938,907.04	0.20%	6.556	359	88.16	742
EFF LTV > 80 United Guaranty	1	667,650.00	0.07%	5.875	359	89.99	740
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
180	1	1,050,000.00	0.11%	5.625	180	70.00	809
349	2	1,010,000.00	0.10%	6.929	345	43.03	749
360	814	983,542,055.08	99.17%	6.665	358	68.56	746
480	4	6,130,669.20	0.62%	6.548	479	70.00	776
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
121-180	1	1,050,000.00	0.11%	5.625	180	70.00	809
241-300	3	1,231,901.97	0.12%	6.367	292	77.16	732
301-360	813	983,320,153.11	99.15%	6.666	358	68.53	746
361+	4	6,130,669.20	0.62%	6.548	479	70.00	776
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	125	171,482,669.50	17.29%	6.713	358	65.31	743
20.01 -25.00	82	93,401,413.63	9.42%	6.665	357	68.68	746
25.01 -30.00	93	119,190,938.58	12.02%	6.582	358	69.39	744
30.01 -35.00	139	160,205,338.71	16.15%	6.604	357	70.18	739
35.01 -40.00	193	224,854,679.37	22.67%	6.705	360	68.99	750
40.01 -45.00	148	175,569,443.12	17.70%	6.700	360	69.43	751
45.01 -50.00	24	33,728,440.15	3.40%	6.557	359	68.61	755
50.01 -55.00	5	5,604,250.00	0.57%	6.573	359	58.25	750
55.01 -60.00	4	3,878,524.37	0.39%	6.870	420	60.81	770
60.01+	2	1,385,000.00	0.14%	6.667	360	59.27	700
None	6	2,432,026.85	0.25%	5.956	340	77.98	719
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	821	991,732,724.28	100.00%	6.664	359	68.55	746
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 MO Hybrid Arm	3	1,757,495.86	0.18%	6.418	356	52.08	752
10/1 MO Hybrid Arm IO	28	33,180,001.58	3.35%	6.389	356	59.35	753
10/1 YR Hybrid Arm	23	19,852,973.91	2.00%	6.855	358	70.89	756
10/1 YR Hybrid Arm IO	105	117,096,297.16	11.81%	6.770	357	69.71	745
10/6 MO Hybrid Arm IO	6	6,414,462.91	0.65%	6.476	359	73.22	765
3/1 YR Hybrid Arm	5	4,835,653.81	0.49%	6.683	359	69.79	743
3/1 YR Hybrid Arm IO	53	80,274,699.90	8.09%	6.547	359	67.03	757
3/6 MO Hybrid Arm IO	3	7,141,250.00	0.72%	6.604	357	66.66	722
5/1 YR Hybrid Arm	48	46,887,721.15	4.73%	6.675	374	70.35	741
5/1 YR Hybrid Arm IO	363	470,893,751.73	47.48%	6.631	359	68.59	745
5/6 Hybrid Arm	2	986,386.70	0.10%	6.805	358	80.00	757
5/6 MO Hybrid Arm IO	29	50,196,485.59	5.06%	6.869	359	64.16	751
7/1 Hybrid Arm	1	286,294.00	0.03%	6.625	360	80.00	772
7/1 YR Hybrid Arm	22	15,591,989.94	1.57%	6.766	347	73.88	753
7/1 YR Hybrid Arm IO	118	125,892,880.38	12.69%	6.735	356	70.07	741
7/6 MO Hybrid Arm IO	9	9,763,730.00	0.98%	6.421	359	75.95	758
Reg Arm IO	3	680,649.66	0.07%	6.891	358	76.78	793
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	717	901,534,208.91	90.90%	6.657	358	68.32	746
Not Interest Only	104	90,198,515.37	9.10%	6.727	364	70.83	747
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Prepay Penalty	740	866,346,670.05	87.36%	6.615	359	69.19	748
Prepay Penalty: 5 months	1	1,000,000.00	0.10%	6.500	359	21.74	683
Prepay Penalty: 6 months	7	10,767,898.14	1.09%	6.905	359	70.45	746
Prepay Penalty: 12 months	34	68,289,586.57	6.89%	7.160	358	64.46	732
Prepay Penalty: 18 months	1	2,000,000.00	0.20%	7.000	357	58.82	755
Prepay Penalty: 24 months	2	4,811,596.74	0.49%	7.148	360	71.36	698
Prepay Penalty: 36 months	20	20,256,981.87	2.04%	7.049	357	67.28	746
Prepay Penalty: 60 months	16	18,259,990.91	1.84%	6.397	356	56.46	743
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	821	991,732,724.28	100.00%	6.664	359	68.55	746
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	1	399,415.05	0.04%	6.625	342	30.77	743
Full Documentation	680	789,977,087.60	79.66%	6.609	359	69.86	745
No Ratio Documentation	2	715,799.54	0.07%	6.689	295	72.56	622
Stated Documentation	137	200,197,922.09	20.19%	6.880	360	63.43	753
Streamline Cash Out	1	442,500.00	0.04%	6.500	356	68.08	762
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	222	322,702,636.59	32.54%	6.706	358	63.18	742
Purchase	443	466,338,059.22	47.02%	6.623	358	73.06	752
Rate/Term Refinance	156	202,692,028.47	20.44%	6.690	361	66.70	739
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	141	122,356,130.99	12.34%	6.638	358	71.91	746
Condotel	52	30,996,453.46	3.13%	6.755	358	76.25	752
Cooperative	13	17,243,147.13	1.74%	6.730	355	62.39	756
PUD Attached	13	6,083,036.71	0.61%	6.784	357	79.38	736
PUD Detached	106	134,463,817.46	13.56%	6.590	359	69.16	741
Single Family Detached	435	616,699,454.34	62.18%	6.684	359	67.32	746
Townhouse	4	4,323,250.00	0.44%	6.407	358	75.90	766
Two-Four Family	57	59,567,434.19	6.01%	6.607	359	69.09	750
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	137	91,910,509.00	9.27%	6.712	359	65.67	751
Primary	498	684,432,345.10	69.01%	6.641	359	68.37	744
Second Home	186	215,389,870.18	21.72%	6.714	357	70.32	752
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	1	900,000.00	0.09%	6.625	357	100.00	807
Alaska	1	100,000.00	0.01%	6.625	358	80.00	772
Arizona	42	53,248,141.49	5.37%	6.464	359	70.63	736
California	256	363,472,828.82	36.65%	6.620	359	68.48	752
Colorado	67	76,026,633.65	7.67%	6.632	358	68.78	736
Connecticut	16	27,356,319.02	2.76%	6.787	358	61.56	734
District of Columbia	9	6,557,508.21	0.66%	6.446	358	73.33	767
Florida	73	60,920,018.20	6.14%	6.902	355	71.79	737
Georgia	10	8,813,579.87	0.89%	6.556	354	76.55	733
Hawaii	12	29,135,000.00	2.94%	6.748	359	59.86	761
Idaho	3	1,903,200.00	0.19%	6.844	360	67.64	769
Illinois	21	20,974,706.19	2.11%	6.350	381	66.43	755
Indiana	1	2,680,000.00	0.27%	6.250	360	78.82	763
Kansas	1	1,500,000.00	0.15%	6.500	360	68.15	711
Maryland	7	5,122,187.52	0.52%	6.696	358	70.95	745
Massachusetts	13	18,597,891.97	1.88%	6.593	359	70.33	757
Michigan	4	3,467,000.00	0.35%	6.496	360	81.38	739
Minnesota	15	16,065,938.58	1.62%	6.450	359	75.79	756
Missouri	3	4,370,426.67	0.44%	6.343	359	75.49	770
Montana	9	8,595,162.81	0.87%	6.605	359	67.29	752
Nebraska	1	102,473.91	0.01%	6.375	287	80.00	805
Nevada	18	31,982,442.59	3.22%	6.874	358	60.86	734
New Jersey	28	23,154,334.93	2.33%	6.825	358	74.65	743
New Mexico	19	11,745,842.49	1.18%	6.418	358	72.72	752
New York	64	97,758,865.41	9.86%	6.836	357	63.91	746
North Carolina	17	16,588,210.26	1.67%	6.549	356	72.04	749
Oregon	6	2,891,998.74	0.29%	5.996	367	71.32	761
Pennsylvania	6	3,373,212.45	0.34%	6.626	357	74.51	762
South Carolina	14	13,984,786.00	1.41%	6.962	358	72.06	748
Texas	18	24,314,437.31	2.45%	6.477	368	69.68	737
Utah	23	16,819,689.41	1.70%	6.826	358	66.93	750
Vermont	6	5,294,467.97	0.53%	6.765	359	77.54	710
Virginia	18	17,719,079.78	1.79%	6.529	356	76.12	730
Washington	10	6,942,824.88	0.70%	6.837	357	68.95	757
Wisconsin	3	3,614,268.83	0.36%	6.978	359	70.06	749
Wyoming	6	5,639,246.32	0.57%	7.072	357	66.07	710
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	5	1,928,727.31	0.19%	5.634	357	80.07	747
1.500 - 1.999	771	933,275,450.28	94.11%	6.654	359	68.41	746
2.000 - 2.499	23	24,449,635.21	2.47%	6.761	357	71.46	761
2.500 - 2.999	21	31,380,180.53	3.16%	6.927	359	70.34	748
5.000 - 5.499	1	698,730.95	0.07%	6.500	358	35.00	764
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	5	1,928,727.31	0.19%	5.634	357	80.07	747
1.500 - 1.999	768	927,085,044.48	93.48%	6.648	359	68.47	746
2.000 - 2.499	25	27,466,385.21	2.77%	6.787	357	69.69	760
2.500 - 2.999	21	31,380,180.53	3.16%	6.927	359	70.34	748
3.000 - 3.499	1	3,173,655.80	0.32%	8.250	357	63.25	652
5.000 - 5.499	1	698,730.95	0.07%	6.500	358	35.00	764
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	2	1,121,800.00	0.11%	5.213	360	64.16	735
10.500 -10.999	49	51,402,959.07	5.18%	5.759	356	71.83	748
11.000 -11.499	239	268,521,753.35	27.08%	6.254	359	69.54	751
11.500 -11.999	366	449,764,053.36	45.35%	6.697	359	69.51	745
12.000 -12.499	134	163,343,566.31	16.47%	7.154	360	65.43	745
12.500 -12.999	28	49,139,936.39	4.95%	7.678	358	61.48	743
13.000 -13.499	2	6,098,655.80	0.61%	8.130	357	68.89	685
13.500 -13.999	1	2,340,000.00	0.24%	8.500	356	65.00	767
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	33	35,471,897.44	3.58%	6.399	356	59.30	754
2.000	3	2,038,017.18	0.21%	6.235	359	78.92	775
4.000	59	87,959,836.19	8.87%	6.586	359	67.13	753
5.000	726	866,262,973.47	87.35%	6.683	359	69.05	745
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	33	35,471,897.44	3.58%	6.399	356	59.30	754
1.000	51	75,948,609.20	7.66%	6.744	359	67.18	751
2.000	737	880,312,217.64	88.77%	6.667	359	69.04	745
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
03/01/08	2	534,400.00	0.05%	6.930	359	80.00	797
10/01/08	1	146,249.66	0.01%	6.750	356	65.00	778
01/01/09	1	102,473.91	0.01%	6.375	287	80.00	805
02/01/09	1	349,428.06	0.04%	6.625	288	70.00	748
08/01/09	1	780,000.00	0.08%	6.250	294	80.00	715
08/01/10	1	760,000.00	0.08%	6.250	306	54.87	580
09/01/10	1	674,161.44	0.07%	6.250	307	70.00	588
10/01/10	1	4,055,000.00	0.41%	6.875	356	62.38	700
11/01/10	7	14,221,070.00	1.43%	7.190	357	61.23	735
12/01/10	11	16,370,594.89	1.65%	6.489	358	65.89	767
01/01/11	23	32,104,955.54	3.24%	6.464	359	69.56	756
02/01/11	17	23,074,498.28	2.33%	6.363	360	68.57	759
03/01/11	2	2,425,485.00	0.24%	5.920	360	72.90	771
08/01/11	1	399,415.05	0.04%	6.625	342	30.77	743
08/01/12	4	3,106,000.00	0.31%	6.966	354	79.85	721
09/01/12	11	7,568,380.16	0.76%	6.803	355	74.72	738
10/01/12	17	16,380,338.52	1.65%	7.007	357	74.65	740
11/01/12	34	41,071,840.43	4.14%	6.903	357	70.48	740
12/01/12	83	117,659,485.92	11.86%	6.730	360	66.28	758
01/01/13	113	130,270,732.80	13.14%	6.629	361	69.99	739
02/01/13	145	209,726,558.38	21.15%	6.600	361	67.77	743
03/01/13	34	43,045,491.48	4.34%	6.393	359	66.02	744
02/01/14	1	284,000.00	0.03%	6.125	311	80.00	785
03/01/14	1	575,000.00	0.06%	6.000	313	74.87	788
05/01/14	2	2,050,000.00	0.21%	6.183	310	90.73	743
07/01/14	3	2,398,843.00	0.24%	6.851	353	81.56	740
09/01/14	7	3,981,444.00	0.40%	6.705	355	76.09	734
10/01/14	6	7,343,442.00	0.74%	7.132	355	71.92	737
11/01/14	14	10,284,912.28	1.04%	7.033	357	69.05	750
12/01/14	28	23,688,640.47	2.39%	6.750	358	72.10	744
01/01/15	31	33,033,846.27	3.33%	6.734	359	70.52	738
02/01/15	47	58,163,509.80	5.86%	6.656	357	69.74	751
03/01/15	7	7,742,667.00	0.78%	6.474	360	67.52	748
01/01/17	1	212,500.00	0.02%	5.500	342	78.75	649
05/01/17	1	271,900.00	0.03%	6.500	351	79.97	672
07/01/17	1	3,721,250.00	0.38%	6.625	353	65.00	663
08/01/17	5	3,748,000.00	0.38%	6.727	354	68.32	759
09/01/17	25	25,307,493.88	2.55%	6.658	355	62.96	750
10/01/17	16	21,248,591.33	2.14%	6.575	356	62.07	758
11/01/17	24	25,354,878.47	2.56%	7.002	357	72.25	751
12/01/17	33	34,251,417.83	3.45%	6.645	358	67.90	756
01/01/18	31	38,931,308.43	3.93%	6.714	359	68.04	742
02/01/18	21	20,095,970.00	2.03%	6.559	360	72.19	749
03/01/18	5	4,216,550.00	0.43%	6.734	360	76.89	764
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc. and Others	790	956,795,226.84	96.48%	6.674	359	68.90	746
First Republic Bank	31	34,937,497.44	3.52%	6.391	356	58.98	753
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc.	770	932,523,383.38	94.03%	6.671	358	68.91	746
First Republic Bank	31	34,937,497.44	3.52%	6.391	356	58.98	753
Colonial Savings, F.A.	17	17,811,843.46	1.80%	6.603	400	68.38	757
First Horizon Home Loans	3	6,460,000.00	0.65%	7.194	357	67.67	717
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	104	90,198,515.37	9.10%	6.727	364	70.83	747
36	23	37,239,000.00	3.75%	6.528	359	65.80	769
60	107	139,514,679.47	14.07%	6.507	359	70.43	742
84	29	38,161,927.91	3.85%	6.724	359	66.69	749
120	558	686,618,601.53	69.23%	6.691	358	68.12	746
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	104	90,198,515.37	9.10%	6.727	364	70.83	747
1- 60	132	177,883,107.53	17.94%	6.510	359	69.50	747
61-120	585	723,651,101.38	72.97%	6.693	358	68.03	746
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Correspondent	416	460,937,586.42	46.48%	6.655	359	69.50	746
Retail	36	19,869,136.91	2.00%	6.330	352	70.72	750
Wholesale	369	510,926,000.95	51.52%	6.685	359	67.60	746
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	429	432,500,321.02	43.61%	6.563	359	70.57	748
Y	392	559,232,403.26	56.39%	6.741	359	66.98	745
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Conversion and Modifiable Features	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neither Convertible nor Modifiable	771	953,543,520.46	96.15%	6.671	359	68.51	746
Only Modifiable	50	38,189,203.82	3.85%	6.482	355	69.45	744
Total	821	991,732,724.28	100.00%	6.664	359	68.55	746

Group 1 Mortgage Loans
As of the related Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$92,932,253	$100,000	$7,500,000
Average Scheduled Principal Balance	$1,452,066
Number of Mortgage Loans	64

Weighted Average Gross Coupon	6.561%	5.375%	7.625%
Weighted Average FICO Score	754	650	809
Weighted Average Original LTV	67.22%	30.43%	90.00%
Weighted Average Total Effective LTV	67.22%	30.43%	90.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	359 months	356 months	360 months
Weighted Average Seasoning	1 month	0 months	4 months

Weighted Average Gross Margin	1.894%	1.875%	2.750%
Weighted Average Minimum Interest Rate	1.894%	1.875%	2.750%
Weighted Average Maximum Interest Rate	11.575%	10.375%	12.750%
Weighted Average Initial Rate Cap	3.994%	2.000%	5.000%
Weighted Average Subsequent Rate Cap	1.923%	1.000%	2.000%
Weighted Average Months to Roll	34 months	1 month	36 months
Weighted Average Prepay Term	12 months	12 months	12 months
Weighted Average Prepay Remaining Term	12 months	12 months	12 months

Maturity Date		Oct 1 2037	Mar 1 2038
Maximum Zip Code Concentration	8.07%	89118

ARM	100.00%	Cash Out Refinance	48.10%
		Purchase	39.39%
3/1 YR Hybrid Arm	5.20%	Rate/Term Refinance	12.50%
3/1 YR Hybrid Arm IO	86.38%
3/6 MO Hybrid Arm IO	7.68%	Condominium	9.86%
Reg Arm IO	0.73%	Condotel	1.06%
		PUD Detached	4.21%
Interest Only	94.80%	Single Family Detached	75.13%
Not Interest Only	5.20%	Two-Four Family	9.74%

No Prepay Penalty	95.70%	Investor	14.50%
Prepay Penalty: 12 months	4.30%	Primary	61.65%
		Second Home	23.86%
First Lien	100.00%
		Top 5 States:
Full Documentation	61.70%	California	38.07%
Stated Documentation	38.30%	Nevada	11.64%
		Florida	9.72%
		Arizona	6.46%
		Colorado	5.43%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	1	100,000.00	0.11%	6.625	358	80.00	772
100,000.01 - 200,000.00	1	146,249.66	0.16%	6.750	356	65.00	778
200,000.01 - 300,000.00	1	211,767.52	0.23%	6.750	359	79.98	742
300,000.01 - 400,000.00	3	1,085,000.00	1.17%	6.170	359	62.28	742
400,000.01 - 500,000.00	4	1,706,745.00	1.84%	6.591	358	76.62	750
500,000.01 - 600,000.00	3	1,708,050.00	1.84%	6.330	360	70.43	774
600,000.01 - 700,000.00	2	1,380,000.00	1.48%	6.252	359	57.88	757
700,000.01 - 800,000.00	5	3,759,594.79	4.05%	6.548	358	67.84	736
800,000.01 - 900,000.00	4	3,355,000.00	3.61%	6.571	359	69.91	756
900,000.01 - 1,000,000.00	5	4,830,500.00	5.20%	6.278	359	72.75	738
1,000,000.01 - 2,000,000.00	25	38,238,846.40	41.15%	6.458	359	72.08	763
2,000,000.01 - 3,000,000.00	4	10,036,750.00	10.80%	6.586	359	65.09	760
3,000,000.01 - 4,000,000.00	4	14,818,750.00	15.95%	6.357	359	63.13	767
4,000,000.01 - 5,000,000.00	1	4,055,000.00	4.36%	6.875	356	62.38	700
5,000,000.01 and Greater	1	7,500,000.00	8.07%	7.625	357	50.00	715
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	1	395,000.00	0.43%	5.375	360	75.24	771
5.500 - 5.999	6	7,521,570.00	8.09%	5.650	359	79.15	736
6.000 - 6.499	24	34,563,239.79	37.19%	6.240	359	68.67	752
6.500 - 6.999	27	37,603,793.58	40.46%	6.771	359	66.32	764
7.000 - 7.499	5	5,348,650.00	5.76%	7.041	358	70.96	772
7.500 - 7.999	1	7,500,000.00	8.07%	7.625	357	50.00	715
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
650-674	2	1,059,594.89	1.14%	6.285	359	73.21	653
675-699	2	3,250,000.00	3.50%	5.971	359	72.81	692
700-724	9	18,050,665.00	19.42%	7.014	357	61.61	711
725-749	11	14,807,517.52	15.93%	6.388	359	72.48	736
750-774	17	20,408,091.40	21.96%	6.460	359	67.33	761
775-799	19	29,060,984.56	31.27%	6.464	359	69.18	783
800-824	4	6,295,400.00	6.77%	6.799	358	57.64	804
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Effective LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	2	1,050,000.00	1.13%	6.458	358	34.70	777
50.00- 54.99	2	11,500,000.00	12.37%	7.364	357	50.00	746
55.00- 59.99	4	8,600,000.00	9.25%	6.465	359	57.72	771
60.00- 64.99	7	13,054,000.00	14.05%	6.678	358	61.45	740
65.00- 69.99	7	7,614,547.94	8.19%	6.653	359	65.72	763
70.00- 74.99	13	19,337,467.91	20.81%	6.431	359	70.65	758
75.00- 79.99	16	19,815,017.52	21.32%	6.340	359	75.90	752
80.00	12	11,020,720.00	11.86%	6.303	358	80.00	756
90.00- 94.99	1	940,500.00	1.01%	5.750	358	90.00	709
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	2	1,050,000.00	1.13%	6.458	358	34.70	777
50.00- 54.99	2	11,500,000.00	12.37%	7.364	357	50.00	746
55.00- 59.99	4	8,600,000.00	9.25%	6.465	359	57.72	771
60.00- 64.99	7	13,054,000.00	14.05%	6.678	358	61.45	740
65.00- 69.99	7	7,614,547.94	8.19%	6.653	359	65.72	763
70.00- 74.99	13	19,337,467.91	20.81%	6.431	359	70.65	758
75.00- 79.99	16	19,815,017.52	21.32%	6.340	359	75.90	752
80.00	12	11,020,720.00	11.86%	6.303	358	80.00	756
90.00- 94.99	1	940,500.00	1.01%	5.750	358	90.00	709
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
EFF LTV <= 80	63	91,991,753.37	98.99%	6.570	359	66.99	754
EFF LTV > 80 PMI	1	940,500.00	1.01%	5.750	358	90.00	709
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	64	92,932,253.37	100.00%	6.561	359	67.22	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	64	92,932,253.37	100.00%	6.561	359	67.22	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	14	25,051,644.66	26.96%	6.814	358	60.35	728
20.01 -25.00	5	5,148,000.00	5.54%	6.546	359	73.68	776
25.01 -30.00	10	19,565,500.00	21.05%	6.395	359	67.77	755
30.01 -35.00	11	11,328,208.92	12.19%	6.792	358	73.94	764
35.01 -40.00	14	19,111,804.90	20.57%	6.281	359	69.31	766
40.01 -45.00	8	11,379,594.89	12.25%	6.555	358	67.77	768
45.01 -50.00	1	545,000.00	0.59%	6.500	360	66.06	809
50.01 -55.00	1	802,500.00	0.86%	6.375	359	75.00	724
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	64	92,932,253.37	100.00%	6.561	359	67.22	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3/1 YR Hybrid Arm	5	4,835,653.81	5.20%	6.683	359	69.79	743
3/1 YR Hybrid Arm IO	53	80,274,699.90	86.38%	6.547	359	67.03	757
3/6 MO Hybrid Arm IO	3	7,141,250.00	7.68%	6.604	357	66.66	722
Reg Arm IO	3	680,649.66	0.73%	6.891	358	76.78	793
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	59	88,096,599.56	94.80%	6.555	359	67.08	754
Not Interest Only	5	4,835,653.81	5.20%	6.683	359	69.79	743
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Prepay Penalty	63	88,932,253.37	95.70%	6.581	359	67.09	753
Prepay Penalty: 12 months	1	4,000,000.00	4.30%	6.125	360	70.18	776
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	64	92,932,253.37	100.00%	6.561	359	67.22	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	43	57,339,753.37	61.70%	6.538	358	69.13	747
Stated Documentation	21	35,592,500.00	38.30%	6.598	359	64.14	765
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	24	44,704,899.66	48.10%	6.754	358	61.20	752
Purchase	29	36,609,733.71	39.39%	6.489	359	71.94	757
Rate/Term Refinance	11	11,617,620.00	12.50%	6.047	359	75.52	752
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	10	9,163,249.90	9.86%	6.649	358	75.92	771
Condotel	3	985,112.52	1.06%	6.437	358	58.59	745
PUD Detached	5	3,915,844.55	4.21%	5.864	358	77.64	736
Single Family Detached	42	69,817,296.40	75.13%	6.622	359	65.57	755
Two-Four Family	4	9,050,750.00	9.74%	6.317	359	67.58	732
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	14	13,471,877.83	14.50%	6.540	359	65.86	770
Primary	34	57,291,193.02	61.65%	6.530	359	67.20	743
Second Home	16	22,169,182.52	23.86%	6.655	358	68.09	771
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alaska	1	100,000.00	0.11%	6.625	358	80.00	772
Arizona	3	6,000,250.00	6.46%	6.393	359	71.13	743
California	22	35,377,983.28	38.07%	6.409	359	68.15	761
Colorado	5	5,043,249.66	5.43%	6.609	359	71.77	775
Florida	5	9,031,767.52	9.72%	6.808	358	67.57	723
Hawaii	2	4,000,000.00	4.30%	6.688	359	58.85	775
Illinois	4	2,795,000.00	3.01%	6.418	359	64.23	764
Massachusetts	1	1,538,293.12	1.66%	6.875	359	70.00	767
Michigan	1	870,000.00	0.94%	6.250	359	60.00	776
Nevada	3	10,819,250.00	11.64%	7.335	357	56.77	736
New Jersey	2	989,000.00	1.06%	6.444	359	72.32	767
New Mexico	4	2,757,949.90	2.97%	6.198	359	78.23	756
New York	1	3,500,000.00	3.77%	6.250	360	58.82	752
North Carolina	3	3,295,320.00	3.55%	6.125	358	79.39	750
South Carolina	1	750,000.00	0.81%	7.000	357	62.50	711
Texas	2	2,284,500.00	2.46%	5.690	359	76.84	770
Utah	2	2,636,750.00	2.84%	6.950	357	69.08	792
Virginia	1	719,594.89	0.77%	6.125	358	70.00	650
Washington	1	423,345.00	0.46%	6.125	359	71.16	709
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	59	89,827,603.71	96.66%	6.553	359	67.25	753
2.000 - 2.499	3	680,649.66	0.73%	6.891	358	76.78	793
2.500 - 2.999	2	2,424,000.00	2.61%	6.791	360	63.40	784
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	59	89,827,603.71	96.66%	6.553	359	67.25	753
2.000 - 2.499	3	680,649.66	0.73%	6.891	358	76.78	793
2.500 - 2.999	2	2,424,000.00	2.61%	6.791	360	63.40	784
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	1	395,000.00	0.43%	5.375	360	75.24	771
10.500 -10.999	6	7,521,570.00	8.09%	5.650	359	79.15	736
11.000 -11.499	26	33,563,889.45	36.12%	6.259	359	68.27	751
11.500 -11.999	24	37,145,776.40	39.97%	6.771	359	66.21	764
12.000 -12.499	5	6,594,250.00	7.10%	6.810	358	72.67	772
12.500 -12.999	2	7,711,767.52	8.30%	7.601	357	50.82	716
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	2	534,400.00	0.58%	6.930	359	80.00	797
2.000	3	2,038,017.18	2.19%	6.235	359	78.92	775
4.000	58	86,859,836.19	93.47%	6.579	359	67.20	753
5.000	1	3,500,000.00	3.77%	6.250	360	58.82	752
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	2	534,400.00	0.58%	6.930	359	80.00	797
1.000	3	7,141,250.00	7.68%	6.604	357	66.66	722
2.000	59	85,256,603.37	91.74%	6.555	359	67.19	756
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
03/01/08	2	534,400.00	0.58%	6.930	359	80.00	797
10/01/08	1	146,249.66	0.16%	6.750	356	65.00	778
10/01/10	1	4,055,000.00	4.36%	6.875	356	62.38	700
11/01/10	7	14,221,070.00	15.30%	7.190	357	61.23	735
12/01/10	11	16,370,594.89	17.62%	6.489	358	65.89	767
01/01/11	23	32,104,955.54	34.55%	6.464	359	69.56	756
02/01/11	17	23,074,498.28	24.83%	6.363	360	68.57	759
03/01/11	2	2,425,485.00	2.61%	5.920	360	72.90	771
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc. and Others	64	92,932,253.37	100.00%	6.561	359	67.22	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754
Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc.	64	92,932,253.37	100.00%	6.561	359	67.22	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	5	4,835,653.81	5.20%	6.683	359	69.79	743
36	23	37,239,000.00	40.07%	6.528	359	65.80	769
120	36	50,857,599.56	54.73%	6.574	358	68.01	744
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	5	4,835,653.81	5.20%	6.683	359	69.79	743
1- 60	23	37,239,000.00	40.07%	6.528	359	65.80	769
61-120	36	50,857,599.56	54.73%	6.574	358	68.01	744
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Correspondent	29	31,240,303.71	33.62%	6.521	358	70.18	751
Retail	5	2,013,699.66	2.17%	6.746	358	68.05	752
Wholesale	30	59,678,250.00	64.22%	6.576	359	65.64	755
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	31	34,988,805.53	37.65%	6.379	359	68.90	754
Y	33	57,943,447.84	62.35%	6.672	358	66.21	754
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Conversion and Modifiable Features	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neither Convertible nor Modifiable	60	91,352,953.71	98.30%	6.559	359	67.26	754
Only Modifiable	4	1,579,299.66	1.70%	6.676	358	64.76	738
Total	64	92,932,253.37	100.00%	6.561	359	67.22	754

Group 2 Mortgage Loans
As of the related Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$568,964,345	$102,474	$12,500,000
Average Scheduled Principal Balance	$1,287,250
Number of Mortgage Loans	442

Weighted Average Gross Coupon	6.656%	5.125%	8.500%
Weighted Average FICO Score	745	622	812
Weighted Average Original LTV	68.36%	19.55%	100.00%
Weighted Average Total Effective LTV	67.74%	19.55%	95.00%

Weighted Average Original Term	361 months	360 months	480 months
Weighted Average Stated Remaining Term	360 months	287 months	480 months
Weighted Average Seasoning	1 month	0 months	73 months

Weighted Average Gross Margin	1.913%	1.000%	5.000%
Weighted Average Minimum Interest Rate	1.921%	1.000%	5.000%
Weighted Average Maximum Interest Rate	11.655%	10.125%	13.500%
Weighted Average Initial Rate Cap	4.998%	4.000%	5.000%
Weighted Average Subsequent Rate Cap	1.910%	1.000%	2.000%
Weighted Average Months to Roll	59 months	11 months	60 months
Weighted Average Prepay Term	14 months	5 months	60 months
Weighted Average Prepay Remaining Term	13 months	3 months	59 months

Maturity Date		Jan 1 2032	Feb 1 2048
Maximum Zip Code Concentration	3.16%	92037

ARM	100.00%	Cash Out Refinance	35.47%
		Purchase	41.88%
5/1 YR Hybrid Arm	8.24%	Rate/Term Refinance	22.64%
5/1 YR Hybrid Arm IO	82.76%
5/6 Hybrid Arm	0.17%	Condominium	11.54%
5/6 MO Hybrid Arm IO	8.82%	Condotel	3.51%
		Cooperative	0.04%
Interest Only	91.59%	PUD Attached	0.78%
Not Interest Only	8.41%	PUD Detached	15.61%
		Single Family Detached	62.91%
No Prepay Penalty	87.25%	Townhouse	0.65%
Prepay Penalty: 5 months	0.18%	Two-Four Family	4.97%
Prepay Penalty: 6 months	1.31%
Prepay Penalty: 12 months	9.53%	Investor	9.31%
Prepay Penalty: 24 months	0.85%	Primary	69.57%
Prepay Penalty: 36 months	0.76%	Second Home	21.12%
Prepay Penalty: 60 months	0.13%
		Top 5 States:
First Lien	100.00%	California	40.05%
		New York	8.98%
Alternative Documentation	0.07%	Colorado	8.68%
Full Documentation	77.28%	Arizona	6.97%
Stated Documentation	22.58%	Florida	4.33%
Streamline Cash Out	0.08%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
100,000.01 - 200,000.00	15	2,359,898.21	0.41%	6.542	364	65.51	761
200,000.01 - 300,000.00	21	5,460,919.40	0.96%	6.710	358	71.57	757
300,000.01 - 400,000.00	15	5,285,888.82	0.93%	6.799	357	65.37	734
400,000.01 - 500,000.00	24	11,288,322.68	1.98%	6.500	359	74.32	746
500,000.01 - 600,000.00	36	20,169,064.50	3.54%	6.572	359	75.99	737
600,000.01 - 700,000.00	34	22,132,927.08	3.89%	6.407	359	71.47	756
700,000.01 - 800,000.00	35	26,335,293.45	4.63%	6.500	359	73.28	746
800,000.01 - 900,000.00	27	22,701,968.20	3.99%	6.645	359	70.79	743
900,000.01 - 1,000,000.00	38	36,835,696.18	6.47%	6.497	359	65.64	736
1,000,000.01 - 2,000,000.00	132	194,620,249.39	34.21%	6.567	362	70.15	745
2,000,000.01 - 3,000,000.00	44	114,199,114.13	20.07%	6.673	359	70.02	751
3,000,000.01 - 4,000,000.00	11	39,713,980.80	6.98%	6.814	359	67.10	710
4,000,000.01 - 5,000,000.00	7	33,977,500.00	5.97%	6.610	359	62.83	756
5,000,000.01 and Greater	3	33,883,522.33	5.96%	7.514	359	48.65	759
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	1	726,800.00	0.13%	5.125	360	58.14	716
5.500 - 5.999	34	35,817,349.74	6.30%	5.786	360	69.55	746
6.000 - 6.499	132	152,311,786.03	26.77%	6.249	361	70.23	751
6.500 - 6.999	202	264,400,252.40	46.47%	6.697	360	69.36	742
7.000 - 7.499	58	84,485,618.42	14.85%	7.195	362	64.16	747
7.500 - 7.999	13	25,708,882.78	4.52%	7.766	359	60.45	737
8.000 - 8.499	1	3,173,655.80	0.56%	8.250	357	63.25	652
8.500 - 8.999	1	2,340,000.00	0.41%	8.500	356	65.00	767
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	1	1,000,000.00	0.18%	7.000	357	62.50	622
625-649	1	481,900.00	0.08%	6.000	360	79.98	649
650-674	16	20,778,005.80	3.65%	6.963	358	68.85	661
675-699	47	59,257,535.52	10.41%	6.674	359	70.27	689
700-724	71	80,503,576.90	14.15%	6.594	359	72.01	712
725-749	73	105,631,247.71	18.57%	6.626	359	67.76	735
750-774	106	150,551,005.58	26.46%	6.700	362	67.68	760
775-799	98	122,752,439.22	21.57%	6.635	359	65.82	785
800-824	29	28,008,634.44	4.92%	6.538	367	70.57	806
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Effective LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	36	40,419,754.35	7.10%	6.768	359	40.71	758
50.00- 54.99	17	40,752,900.00	7.16%	7.114	360	50.86	748
55.00- 59.99	26	48,518,226.55	8.53%	6.616	359	58.68	749
60.00- 64.99	33	61,412,855.89	10.79%	6.732	359	64.97	734
65.00- 69.99	46	60,132,750.77	10.57%	6.654	363	66.75	749
70.00- 74.99	63	95,535,948.55	16.79%	6.660	364	71.79	740
75.00- 79.99	113	138,727,774.44	24.38%	6.558	359	76.49	748
80.00	89	72,413,673.90	12.73%	6.485	359	80.78	745
85.00- 89.99	6	3,222,697.13	0.57%	6.417	359	88.86	728
90.00- 94.99	7	4,746,438.59	0.83%	6.693	360	90.00	720
95.00- 99.99	6	3,081,325.00	0.54%	6.768	359	95.00	708
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	36	40,419,754.35	7.10%	6.768	359	40.71	758
50.00- 54.99	17	40,752,900.00	7.16%	7.114	360	50.86	748
55.00- 59.99	25	47,618,226.55	8.37%	6.615	359	57.90	748
60.00- 64.99	30	53,682,855.89	9.44%	6.745	359	62.50	738
65.00- 69.99	47	63,692,750.77	11.19%	6.653	363	66.85	746
70.00- 74.99	62	94,696,148.55	16.64%	6.660	364	71.67	740
75.00- 79.99	110	133,857,774.44	23.53%	6.554	359	75.97	747
80.00	87	71,841,174.78	12.63%	6.493	359	80.00	746
85.00- 89.99	7	4,062,497.13	0.71%	6.486	359	88.13	731
90.00- 94.99	8	7,666,438.59	1.35%	6.667	359	90.48	725
95.00- 99.99	6	3,081,325.00	0.54%	6.768	359	95.00	708
100.00	7	7,592,499.12	1.33%	6.593	357	100.00	752
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
EFF LTV <= 80	423	557,913,884.45	98.06%	6.657	360	67.91	745
EFF LTV > 80 GENWORTH FINANCIAL	3	2,384,300.59	0.42%	6.694	359	89.98	720
EFF LTV > 80 MGIC	12	6,617,463.00	1.16%	6.731	359	92.32	712
EFF LTV > 80 Radian	3	1,381,047.13	0.24%	6.428	359	87.42	739
EFF LTV > 80 United Guaranty	1	667,650.00	0.12%	5.875	359	89.99	740
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	438	562,833,675.97	98.92%	6.657	359	68.34	745
480	4	6,130,669.20	1.08%	6.548	479	70.00	776
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
241-300	1	102,473.91	0.02%	6.375	287	80.00	805
301-360	437	562,731,202.06	98.90%	6.657	359	68.34	745
361+	4	6,130,669.20	1.08%	6.548	479	70.00	776
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	69	99,382,956.65	17.47%	6.737	359	65.30	742
20.01 -25.00	39	50,966,922.54	8.96%	6.633	359	68.16	739
25.01 -30.00	50	67,682,642.05	11.90%	6.653	359	70.18	740
30.01 -35.00	63	78,361,656.40	13.77%	6.468	359	71.63	738
35.01 -40.00	113	134,439,482.54	23.63%	6.735	360	68.02	753
40.01 -45.00	81	105,313,868.16	18.51%	6.663	361	68.13	747
45.01 -50.00	16	22,915,315.15	4.03%	6.555	359	71.12	752
50.01 -55.00	4	4,801,750.00	0.84%	6.606	359	55.45	755
55.01 -60.00	1	1,998,524.37	0.35%	7.125	478	67.23	768
60.01+	2	1,385,000.00	0.24%	6.667	360	59.27	700
None	4	1,716,227.31	0.30%	5.650	359	80.24	759
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	442	568,964,345.17	100.00%	6.656	360	68.36	745
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5/1 YR Hybrid Arm	48	46,887,721.15	8.24%	6.675	374	70.35	741
5/1 YR Hybrid Arm IO	363	470,893,751.73	82.76%	6.631	359	68.59	745
5/6 Hybrid Arm	2	986,386.70	0.17%	6.805	358	80.00	757
5/6 MO Hybrid Arm IO	29	50,196,485.59	8.82%	6.869	359	64.16	751
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	392	521,090,237.32	91.59%	6.654	359	68.16	745
Not Interest Only	50	47,874,107.85	8.41%	6.678	374	70.55	742
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Prepay Penalty	402	496,407,535.28	87.25%	6.569	360	68.73	747
Prepay Penalty: 5 months	1	1,000,000.00	0.18%	6.500	359	21.74	683
Prepay Penalty: 6 months	4	7,470,400.00	1.31%	6.934	359	69.92	752
Prepay Penalty: 12 months	28	54,206,189.58	9.53%	7.268	359	65.23	729
Prepay Penalty: 24 months	2	4,811,596.74	0.85%	7.148	360	71.36	698
Prepay Penalty: 36 months	4	4,328,623.57	0.76%	8.114	356	68.75	749
Prepay Penalty: 60 months	1	740,000.00	0.13%	6.125	359	77.89	722
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	442	568,964,345.17	100.00%	6.656	360	68.36	745
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alternative Documentation	1	399,415.05	0.07%	6.625	342	30.77	743
Full Documentation	359	439,674,379.83	77.28%	6.587	360	70.04	743
Stated Documentation	81	128,448,050.29	22.58%	6.893	361	62.73	752
Streamline Cash Out	1	442,500.00	0.08%	6.500	356	68.08	762
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	127	201,833,358.99	35.47%	6.677	359	63.41	741
Purchase	225	238,294,897.91	41.88%	6.601	360	73.95	750
Rate/Term Refinance	90	128,836,088.27	22.64%	6.725	363	65.79	741
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	75	65,639,252.72	11.54%	6.656	359	71.77	735
Condotel	29	19,946,398.46	3.51%	6.708	358	78.07	755
Cooperative	1	224,999.63	0.04%	6.750	359	75.00	774
PUD Attached	7	4,456,474.56	0.78%	6.906	358	81.78	737
PUD Detached	65	88,811,536.39	15.61%	6.606	362	67.02	738
Single Family Detached	236	357,914,140.63	62.91%	6.666	360	67.13	748
Townhouse	3	3,673,250.00	0.65%	6.434	358	75.80	771
Two-Four Family	26	28,298,292.78	4.97%	6.645	359	70.28	746
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	74	52,947,169.93	9.31%	6.671	359	67.06	744
Primary	272	395,824,034.37	69.57%	6.637	361	67.50	743
Second Home	96	120,193,140.87	21.12%	6.714	359	71.77	750
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	1	900,000.00	0.16%	6.625	357	100.00	807
Arizona	33	39,677,669.35	6.97%	6.468	359	71.02	735
California	144	227,850,075.20	40.05%	6.650	359	68.24	751
Colorado	40	49,387,220.87	8.68%	6.593	359	67.84	733
Connecticut	7	12,786,415.05	2.25%	6.689	359	60.51	725
District of Columbia	5	4,725,358.21	0.83%	6.378	358	74.35	779
Florida	36	24,627,625.75	4.33%	6.870	359	74.73	734
Georgia	5	4,889,579.87	0.86%	6.590	358	78.70	747
Hawaii	8	21,305,000.00	3.74%	6.710	359	58.89	761
Idaho	2	1,579,200.00	0.28%	6.890	360	65.10	764
Illinois	15	15,759,706.19	2.77%	6.325	389	66.62	749
Indiana	1	2,680,000.00	0.47%	6.250	360	78.82	763
Maryland	2	2,420,000.00	0.43%	6.394	359	70.44	730
Massachusetts	7	12,151,598.85	2.14%	6.563	359	70.81	748
Michigan	3	2,597,000.00	0.46%	6.579	360	88.54	726
Minnesota	5	3,726,654.09	0.65%	6.201	359	79.39	742
Missouri	3	4,370,426.67	0.77%	6.343	359	75.49	770
Montana	2	2,660,000.00	0.47%	6.555	359	57.34	746
Nebraska	1	102,473.91	0.02%	6.375	287	80.00	805
Nevada	11	10,405,100.00	1.83%	6.514	359	64.92	754
New Jersey	12	9,009,693.41	1.58%	6.643	358	75.88	758
New Mexico	10	5,321,104.81	0.94%	6.415	359	68.93	756
New York	30	51,106,730.43	8.98%	7.044	359	62.20	742
North Carolina	4	1,633,999.12	0.29%	6.433	357	72.12	755
Oregon	2	842,998.74	0.15%	6.456	385	75.87	793
Pennsylvania	2	1,277,964.13	0.22%	6.310	358	82.58	720
South Carolina	6	6,070,022.47	1.07%	7.119	358	64.09	723
Texas	10	16,898,476.84	2.97%	6.491	373	68.24	739
Utah	15	9,957,114.41	1.75%	6.917	359	66.66	726
Vermont	5	4,936,067.97	0.87%	6.702	359	77.73	706
Virginia	9	10,816,650.00	1.90%	6.489	358	77.25	745
Washington	2	1,454,800.00	0.26%	6.433	359	66.60	751
Wisconsin	1	1,378,868.83	0.24%	7.000	359	60.00	688
Wyoming	3	3,658,750.00	0.64%	6.900	358	75.25	707
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	4	1,716,227.31	0.30%	5.650	359	80.24	759
1.500 - 1.999	418	536,441,906.38	94.28%	6.652	360	68.24	744
2.000 - 2.499	8	9,482,300.00	1.67%	6.672	358	70.03	739
2.500 - 2.999	11	20,625,180.53	3.63%	6.856	359	70.91	757
5.000 - 5.499	1	698,730.95	0.12%	6.500	358	35.00	764
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	4	1,716,227.31	0.30%	5.650	359	80.24	759
1.500 - 1.999	416	532,251,500.58	93.55%	6.641	360	68.31	745
2.000 - 2.499	9	10,499,050.00	1.85%	6.704	357	67.93	740
2.500 - 2.999	11	20,625,180.53	3.63%	6.856	359	70.91	757
3.000 - 3.499	1	3,173,655.80	0.56%	8.250	357	63.25	652
5.000 - 5.499	1	698,730.95	0.12%	6.500	358	35.00	764
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	1	726,800.00	0.13%	5.125	360	58.14	716
10.500 -10.999	34	35,817,349.74	6.30%	5.786	360	69.55	746
11.000 -11.499	132	152,311,786.03	26.77%	6.249	361	70.23	751
11.500 -11.999	202	264,400,252.40	46.47%	6.697	360	69.36	742
12.000 -12.499	58	84,485,618.42	14.85%	7.195	362	64.16	747
12.500 -12.999	13	25,708,882.78	4.52%	7.766	359	60.45	737
13.000 -13.499	1	3,173,655.80	0.56%	8.250	357	63.25	652
13.500 -13.999	1	2,340,000.00	0.41%	8.500	356	65.00	767
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.000	1	1,100,000.00	0.19%	7.125	360	61.11	764
5.000	441	567,864,345.17	99.81%	6.655	360	68.38	745
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	31	51,182,872.29	9.00%	6.868	359	64.46	752
2.000	411	517,781,472.88	91.00%	6.635	360	68.75	744
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
01/01/09	1	102,473.91	0.02%	6.375	287	80.00	805
08/01/11	1	399,415.05	0.07%	6.625	342	30.77	743
08/01/12	4	3,106,000.00	0.55%	6.966	354	79.85	721
09/01/12	11	7,568,380.16	1.33%	6.803	355	74.72	738
10/01/12	17	16,380,338.52	2.88%	7.007	357	74.65	740
11/01/12	34	41,071,840.43	7.22%	6.903	357	70.48	740
12/01/12	83	117,659,485.92	20.68%	6.730	360	66.28	758
01/01/13	113	130,270,732.80	22.90%	6.629	361	69.99	739
02/01/13	145	209,726,558.38	36.86%	6.600	361	67.77	743
03/01/13	33	42,679,120.00	7.50%	6.390	360	65.95	746
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc. and Others	442	568,964,345.17	100.00%	6.656	360	68.36	745
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc.	426	551,936,966.71	97.01%	6.658	359	68.33	745
Colonial Savings, F.A.	16	17,027,378.46	2.99%	6.597	402	69.52	755
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	50	47,874,107.85	8.41%	6.678	374	70.55	742
60	107	139,514,679.47	24.52%	6.507	359	70.43	742
120	285	381,575,557.85	67.06%	6.708	359	67.33	746
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	50	47,874,107.85	8.41%	6.678	374	70.55	742
1- 60	107	139,514,679.47	24.52%	6.507	359	70.43	742
61-120	285	381,575,557.85	67.06%	6.708	359	67.33	746
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Correspondent	195	237,593,626.25	41.76%	6.650	362	69.91	744
Retail	20	11,554,649.47	2.03%	6.278	358	65.70	742
Wholesale	227	319,816,069.45	56.21%	6.674	359	67.31	746
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	216	217,389,617.27	38.21%	6.536	361	70.67	746
Y	226	351,574,727.90	61.79%	6.730	360	66.93	744
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Conversion and Modifiable Features	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neither Convertible nor Modifiable	413	543,133,340.01	95.46%	6.664	360	68.40	745
Only Modifiable	29	25,831,005.16	4.54%	6.489	358	67.48	739
Total	442	568,964,345.17	100.00%	6.656	360	68.36	745

Group 3 Mortgage Loans
As of the related Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$151,534,894	$113,000	$5,000,000
Average Scheduled Principal Balance	$1,010,233
Number of Mortgage Loans	150

Weighted Average Gross Coupon	6.718%	5.500%	7.875%
Weighted Average FICO Score	744	580	811
Weighted Average Original LTV	70.86%	18.29%	100.00%
Weighted Average Total Effective LTV	70.66%	18.29%	90.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	356 months	180 months	360 months
Weighted Average Seasoning	3 months	0 months	72 months

Weighted Average Gross Margin	1.915%	1.875%	2.750%
Weighted Average Minimum Interest Rate	1.917%	1.875%	2.750%
Weighted Average Maximum Interest Rate	11.718%	10.500%	12.875%
Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Weighted Average Subsequent Rate Cap	1.926%	1.000%	2.000%
Weighted Average Months to Roll	82 months	12 months	84 months
Weighted Average Prepay Term	19 months	6 months	36 months
Weighted Average Prepay Remaining Term	17 months	4 months	36 months

Maturity Date		Feb 1 2023	Mar 1 2038
Maximum Zip Code Concentration	3.93%	10023

ARM	100.00%	Cash Out Refinance	24.69%
		Purchase	53.01%
7/1 Hybrid Arm	0.19%	Rate/Term Refinance	22.30%
7/1 YR Hybrid Arm	10.29%
7/1 YR Hybrid Arm IO	83.08%	Condominium	15.00%
7/6 MO Hybrid Arm IO	6.44%	Condotel	3.67%
		Cooperative	2.33%
Interest Only	89.52%	PUD Attached	0.30%
Not Interest Only	10.48%	PUD Detached	10.08%
		Single Family Detached	61.47%
No Prepay Penalty	93.75%	Townhouse	0.43%
Prepay Penalty: 6 months	2.18%	Two-Four Family	6.71%
Prepay Penalty: 12 months	0.61%
Prepay Penalty: 18 months	1.32%	Investor	6.88%
Prepay Penalty: 36 months	2.14%	Primary	63.96%
		Second Home	29.16%
First Lien	100.00%
		Top 5 States:
Full Documentation	83.27%	California	32.57%
No Ratio Documentation	0.23%	Florida	13.16%
Stated Documentation	16.50%	New York	9.08%
		Colorado	6.53%
		Arizona	3.39%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
100,000.01 - 200,000.00	11	1,724,861.21	1.14%	6.793	358	61.19	752
200,000.01 - 300,000.00	9	2,428,793.83	1.60%	6.980	352	78.18	751
300,000.01 - 400,000.00	10	3,390,142.43	2.24%	6.938	351	73.63	745
400,000.01 - 500,000.00	8	3,725,125.00	2.46%	6.822	359	74.34	730
500,000.01 - 600,000.00	12	6,562,524.02	4.33%	6.662	357	78.33	729
600,000.01 - 700,000.00	16	10,490,535.57	6.92%	6.481	355	72.73	730
700,000.01 - 800,000.00	11	8,392,809.02	5.54%	6.747	348	71.19	742
800,000.01 - 900,000.00	4	3,409,980.00	2.25%	6.909	359	74.08	749
900,000.01 - 1,000,000.00	11	10,391,448.14	6.86%	6.512	355	73.09	751
1,000,000.01 - 2,000,000.00	47	67,245,586.00	44.38%	6.624	355	73.34	748
2,000,000.01 - 3,000,000.00	8	21,033,089.10	13.88%	6.879	359	63.80	737
3,000,000.01 - 4,000,000.00	1	3,600,000.00	2.38%	7.375	358	62.07	698
4,000,000.01 - 5,000,000.00	2	9,140,000.00	6.03%	7.021	360	58.26	761
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	6	4,766,939.33	3.15%	5.704	320	72.55	769
6.000 - 6.499	37	36,294,264.33	23.95%	6.249	353	72.75	739
6.500 - 6.999	65	65,297,732.46	43.09%	6.696	358	72.47	745
7.000 - 7.499	36	39,001,553.99	25.74%	7.178	358	66.99	739
7.500 - 7.999	6	6,174,404.21	4.07%	7.594	359	65.88	757
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
575-599	2	1,434,161.44	0.95%	6.250	306	61.98	584
650-674	6	3,385,210.68	2.23%	6.627	358	79.97	664
675-699	16	20,972,492.89	13.84%	6.836	358	68.05	689
700-724	31	26,673,277.85	17.60%	6.714	355	72.42	715
725-749	15	10,871,662.97	7.17%	6.690	357	76.60	738
750-774	34	47,452,134.48	31.31%	6.783	359	68.37	761
775-799	40	34,654,914.72	22.87%	6.581	357	74.47	785
800-824	5	3,091,039.29	2.04%	6.279	298	74.78	806
None	1	3,000,000.00	1.98%	7.375	360	43.51	0
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Effective LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	11	10,094,464.00	6.66%	6.964	359	42.69	733
50.00- 54.99	4	2,512,131.52	1.66%	6.457	342	52.04	679
55.00- 59.99	4	8,413,000.00	5.55%	6.648	359	57.56	759
60.00- 64.99	8	19,203,089.10	12.67%	7.017	359	61.78	739
65.00- 69.99	11	10,668,850.00	7.04%	6.804	358	67.55	728
70.00- 74.99	22	21,272,428.44	14.04%	6.684	347	71.37	752
75.00- 79.99	31	31,607,721.77	20.86%	6.556	357	76.46	743
80.00	54	45,227,250.79	29.85%	6.667	356	80.08	751
85.00- 89.99	2	1,078,858.70	0.71%	6.815	358	89.99	711
90.00- 94.99	3	1,457,100.00	0.96%	6.816	359	90.00	690
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	11	10,094,464.00	6.66%	6.964	359	42.69	733
50.00- 54.99	4	2,512,131.52	1.66%	6.457	342	52.04	679
55.00- 59.99	4	8,413,000.00	5.55%	6.648	359	57.56	759
60.00- 64.99	8	19,203,089.10	12.67%	7.017	359	61.78	739
65.00- 69.99	11	10,668,850.00	7.04%	6.804	358	67.55	728
70.00- 74.99	22	21,272,428.44	14.04%	6.684	347	71.37	752
75.00- 79.99	30	30,507,721.77	20.13%	6.572	359	75.61	744
80.00	53	44,978,407.79	29.68%	6.662	356	80.00	751
85.00- 89.99	2	1,078,858.70	0.71%	6.815	358	89.99	711
90.00- 94.99	3	1,457,100.00	0.96%	6.816	359	90.00	690
95.00- 99.99	1	248,843.00	0.16%	7.500	353	95.00	722
100.00	1	1,100,000.00	0.73%	6.125	308	100.00	704
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
EFF LTV <= 80	145	148,998,935.62	98.33%	6.716	356	70.54	744
EFF LTV > 80 GENWORTH FINANCIAL	1	413,100.00	0.27%	6.875	359	90.00	684
EFF LTV > 80 MGIC	2	1,044,000.00	0.69%	6.793	360	90.00	692
EFF LTV > 80 PMI	1	520,998.79	0.34%	6.750	358	89.98	671
EFF LTV > 80 Radian	1	557,859.91	0.37%	6.875	358	89.99	748
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
180	1	1,050,000.00	0.69%	5.625	180	70.00	809
349	1	560,000.00	0.37%	7.375	345	49.78	785
360	148	149,924,894.32	98.94%	6.723	357	70.95	743
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
121-180	1	1,050,000.00	0.69%	5.625	180	70.00	809
241-300	2	1,129,428.06	0.75%	6.366	292	76.91	725
301-360	147	149,355,466.26	98.56%	6.728	357	70.82	743
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	20	20,582,853.09	13.58%	6.525	359	74.00	729
20.01 -25.00	23	24,437,200.00	16.13%	6.809	354	69.75	751
25.01 -30.00	16	14,489,655.44	9.56%	6.617	352	73.96	740
30.01 -35.00	29	30,809,086.45	20.33%	6.773	351	69.63	734
35.01 -40.00	33	33,446,482.46	22.07%	6.801	358	71.89	748
40.01 -45.00	22	17,984,063.82	11.87%	6.745	359	71.34	754
45.01 -50.00	6	9,436,125.00	6.23%	6.539	360	61.66	757
None	1	349,428.06	0.23%	6.625	288	70.00	748
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	150	151,534,894.32	100.00%	6.718	356	70.86	744
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
7/1 Hybrid Arm	1	286,294.00	0.19%	6.625	360	80.00	772
7/1 YR Hybrid Arm	22	15,591,989.94	10.29%	6.766	347	73.88	753
7/1 YR Hybrid Arm IO	118	125,892,880.38	83.08%	6.735	356	70.07	741
7/6 MO Hybrid Arm IO	9	9,763,730.00	6.44%	6.421	359	75.95	758
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	127	135,656,610.38	89.52%	6.713	357	70.50	743
Not Interest Only	23	15,878,283.94	10.48%	6.764	347	73.99	753
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Prepay Penalty	140	142,061,947.42	93.75%	6.690	356	71.02	744
Prepay Penalty: 6 months	3	3,297,498.14	2.18%	6.841	359	71.63	734
Prepay Penalty: 12 months	2	926,146.99	0.61%	7.227	350	59.75	787
Prepay Penalty: 18 months	1	2,000,000.00	1.32%	7.000	357	58.82	755
Prepay Penalty: 36 months	4	3,249,301.77	2.14%	7.520	358	73.65	724
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	150	151,534,894.32	100.00%	6.718	356	70.86	744
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	130	126,177,311.07	83.27%	6.634	355	72.06	744
No Ratio Documentation	1	349,428.06	0.23%	6.625	288	70.00	748
Stated Documentation	19	25,008,155.19	16.50%	7.146	358	64.80	742
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	32	37,414,484.25	24.69%	6.686	356	67.85	742
Purchase	88	80,321,714.76	53.01%	6.703	355	72.92	747
Rate/Term Refinance	30	33,798,695.31	22.30%	6.789	357	69.31	738
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	26	22,733,604.95	15.00%	6.591	357	71.32	745
Condotel	15	5,565,442.48	3.67%	6.779	359	76.78	750
Cooperative	5	3,533,255.99	2.33%	6.622	347	73.14	749
PUD Attached	3	460,000.00	0.30%	6.000	355	67.52	694
PUD Detached	12	15,275,621.83	10.08%	6.722	342	70.71	731
Single Family Detached	77	93,153,969.07	61.47%	6.763	358	70.28	743
Townhouse	1	650,000.00	0.43%	6.250	359	76.47	737
Two-Four Family	11	10,163,000.00	6.71%	6.649	357	71.18	764
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	21	10,431,370.12	6.88%	6.854	359	70.27	749
Primary	87	96,915,706.38	63.96%	6.704	356	72.19	742
Second Home	42	44,187,817.82	29.16%	6.717	354	68.10	747
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	4	5,141,122.14	3.39%	6.505	358	62.73	722
California	42	49,352,320.27	32.57%	6.674	358	72.03	745
Colorado	11	9,899,215.55	6.53%	6.735	353	74.00	723
Connecticut	2	1,752,250.00	1.16%	6.767	359	76.04	731
District of Columbia	3	1,482,150.00	0.98%	6.531	358	73.39	724
Florida	24	19,939,367.75	13.16%	7.009	349	70.72	751
Georgia	3	2,835,000.00	1.87%	6.488	345	67.65	691
Hawaii	1	2,280,000.00	1.50%	6.875	358	60.00	770
Idaho	1	324,000.00	0.21%	6.625	358	80.00	789
Illinois	2	2,420,000.00	1.60%	6.436	359	67.74	777
Kansas	1	1,500,000.00	0.99%	6.500	360	68.15	711
Maryland	1	920,000.00	0.61%	6.875	357	80.00	788
Massachusetts	3	2,788,000.00	1.84%	6.678	359	61.04	772
Minnesota	3	4,652,000.00	3.07%	6.656	360	76.32	763
Montana	2	2,904,000.00	1.92%	6.471	359	80.00	761
Nevada	3	4,464,843.00	2.95%	7.123	358	66.38	700
New Jersey	5	3,888,616.74	2.57%	6.578	358	79.88	722
New York	11	13,766,224.90	9.08%	6.552	353	66.34	748
North Carolina	4	4,734,300.00	3.12%	6.658	358	67.85	755
Oregon	4	2,049,000.00	1.35%	5.806	359	69.44	747
Pennsylvania	3	1,545,248.32	1.02%	6.985	356	79.51	799
South Carolina	3	2,721,125.00	1.80%	6.863	359	79.09	780
Texas	2	1,028,215.00	0.68%	6.780	358	51.03	780
Utah	2	899,200.00	0.59%	6.995	356	80.00	744
Virginia	4	2,588,414.13	1.71%	6.802	344	74.56	676
Washington	4	4,559,881.52	3.01%	7.038	356	71.00	760
Wisconsin	1	635,400.00	0.42%	6.875	358	66.88	786
Wyoming	1	465,000.00	0.31%	6.875	359	40.43	706
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	141	141,058,702.32	93.09%	6.687	356	70.72	746
2.000 - 2.499	3	3,383,192.00	2.23%	7.060	356	80.00	755
2.500 - 2.999	6	7,093,000.00	4.68%	7.165	357	69.38	699
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	140	139,058,702.32	91.77%	6.683	356	70.89	746
2.000 - 2.499	4	5,383,192.00	3.55%	7.038	357	72.13	755
2.500 - 2.999	6	7,093,000.00	4.68%	7.165	357	69.38	699
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.500 -10.999	6	4,766,939.33	3.15%	5.704	320	72.55	769
11.000 -11.499	37	36,294,264.33	23.95%	6.249	353	72.75	739
11.500 -11.999	65	65,297,732.46	43.09%	6.696	358	72.47	745
12.000 -12.499	36	39,001,553.99	25.74%	7.178	358	66.99	739
12.500 -12.999	6	6,174,404.21	4.07%	7.594	359	65.88	757
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000	150	151,534,894.32	100.00%	6.718	356	70.86	744
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000	11	11,210,024.00	7.40%	6.422	359	76.47	761
2.000	139	140,324,870.32	92.60%	6.742	355	70.41	742
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
02/01/09	1	349,428.06	0.23%	6.625	288	70.00	748
08/01/09	1	780,000.00	0.51%	6.250	294	80.00	715
08/01/10	1	760,000.00	0.50%	6.250	306	54.87	580
09/01/10	1	674,161.44	0.44%	6.250	307	70.00	588
02/01/14	1	284,000.00	0.19%	6.125	311	80.00	785
05/01/14	2	2,050,000.00	1.35%	6.183	310	90.73	743
07/01/14	3	2,398,843.00	1.58%	6.851	353	81.56	740
09/01/14	7	3,981,444.00	2.63%	6.705	355	76.09	734
10/01/14	6	7,343,442.00	4.85%	7.132	355	71.92	737
11/01/14	14	10,284,912.28	6.79%	7.033	357	69.05	750
12/01/14	28	23,688,640.47	15.63%	6.750	358	72.10	744
01/01/15	31	33,033,846.27	21.80%	6.734	359	70.52	738
02/01/15	47	58,163,509.80	38.38%	6.656	357	69.74	751
03/01/15	7	7,742,667.00	5.11%	6.474	360	67.52	748
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc. and Others	150	151,534,894.32	100.00%	6.718	356	70.86	744
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc.	146	144,290,429.32	95.22%	6.697	356	71.15	745
First Horizon Home Loans	3	6,460,000.00	4.26%	7.194	357	67.67	717
Colonial Savings, F.A.	1	784,465.00	0.52%	6.750	359	43.58	799
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	23	15,878,283.94	10.48%	6.764	347	73.99	753
84	29	38,161,927.91	25.18%	6.724	359	66.69	749
120	98	97,494,682.47	64.34%	6.708	356	71.99	740
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744
Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	23	15,878,283.94	10.48%	6.764	347	73.99	753
1- 60	2	1,129,428.06	0.75%	6.366	292	76.91	725
61-120	125	134,527,182.32	88.78%	6.716	357	70.44	743
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Correspondent	76	73,776,738.75	48.69%	6.773	353	71.62	740
Retail	5	2,771,000.00	1.83%	6.221	318	87.05	755
Wholesale	69	74,987,155.57	49.49%	6.683	359	69.52	747
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	85	79,551,144.60	52.50%	6.604	354	72.64	746
Y	65	71,983,749.72	47.50%	6.845	357	68.90	742
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Conversion and Modifiable Features	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neither Convertible nor Modifiable	142	145,889,583.10	96.27%	6.729	356	70.48	744
Only Modifiable	8	5,645,311.22	3.73%	6.426	339	80.64	746
Total	150	151,534,894.32	100.00%	6.718	356	70.86	744

Group 4 Mortgage Loans
As of the related Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$178,301,231	$100,000	$6,293,250
Average Scheduled Principal Balance	$1,080,614
Number of Mortgage Loans	165

Weighted Average Gross Coupon	6.695%	5.500%	8.000%
Weighted Average FICO Score	748	502	818
Weighted Average Original LTV	67.87%	7.14%	100.00%
Weighted Average Total Effective LTV	67.51%	7.14%	90.00%

Weighted Average Original Term	360 months	349 months	360 months
Weighted Average Stated Remaining Term	357 months	301 months	360 months
Weighted Average Seasoning	3 months	0 months	59 months

Weighted Average Gross Margin	1.903%	1.000%	2.750%
Weighted Average Minimum Interest Rate	1.903%	1.000%	2.750%
Weighted Average Maximum Interest Rate	11.701%	10.500%	13.000%
Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Weighted Average Subsequent Rate Cap	1.955%	1.000%	2.000%
Weighted Average Months to Roll	117 months	61 months	120 months
Weighted Average Prepay Term	41 months	12 months	60 months
Weighted Average Prepay Remaining Term	37 months	5 months	58 months

Maturity Date		Mar 1 2033	Mar 1 2038
Maximum Zip Code Concentration	3.53%	89145

ARM	100.00%	Cash Out Refinance	21.73%
		Purchase	62.32%
10/1 MO Hybrid Arm	0.99%	Rate/Term Refinance	15.95%
10/1 MO Hybrid Arm IO	18.61%
10/1 YR Hybrid Arm	11.13%	Condominium	13.92%
10/1 YR Hybrid Arm IO	65.67%	Condotel	2.52%
10/6 MO Hybrid Arm IO	3.60%	Cooperative	7.56%
		PUD Attached	0.65%
Interest Only	87.88%	PUD Detached	14.84%
Not Interest Only	12.12%	Single Family Detached	53.74%
		Two-Four Family	6.76%
No Prepay Penalty	77.93%
Prepay Penalty: 12 months	5.14%	Investor	8.45%
Prepay Penalty: 36 months	7.11%	Primary	75.38%
Prepay Penalty: 60 months	9.83%	Second Home	16.17%

First Lien	100.00%	Top 5 States:
		California	28.54%
Full Documentation	93.54%	New York	16.48%
No Ratio Documentation	0.21%	Connecticut	7.19%
Stated Documentation	6.25%	Colorado	6.56%
		New Jersey	5.20%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	2	200,000.00	0.11%	7.313	358	26.80	756
100,000.01 - 200,000.00	3	436,298.36	0.24%	7.178	357	60.84	789
200,000.01 - 300,000.00	6	1,426,300.00	0.80%	6.436	354	62.97	739
300,000.01 - 400,000.00	7	2,425,887.67	1.36%	6.946	349	59.14	729
400,000.01 - 500,000.00	11	5,032,179.12	2.82%	6.690	356	62.43	743
500,000.01 - 600,000.00	20	11,070,871.46	6.21%	6.628	355	68.03	765
600,000.01 - 700,000.00	12	7,859,495.43	4.41%	6.657	357	73.09	749
700,000.01 - 800,000.00	13	9,891,484.40	5.55%	6.693	359	64.07	743
800,000.01 - 900,000.00	9	7,727,100.49	4.33%	6.610	358	71.50	751
900,000.01 - 1,000,000.00	14	13,552,262.89	7.60%	6.874	358	64.77	746
1,000,000.01 - 2,000,000.00	56	80,657,365.10	45.24%	6.570	357	70.72	755
2,000,000.01 - 3,000,000.00	8	20,373,186.91	11.43%	6.950	358	68.23	737
3,000,000.01 - 4,000,000.00	2	6,855,550.00	3.84%	7.025	355	67.29	717
4,000,000.01 - 5,000,000.00	1	4,500,000.00	2.52%	7.250	355	47.37	749
5,000,000.01 and Greater	1	6,293,249.59	3.53%	6.500	359	57.27	724
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	3	3,297,100.00	1.85%	5.790	357	78.79	772
6.000 - 6.499	45	47,521,163.54	26.65%	6.262	357	65.17	756
6.500 - 6.999	75	82,920,292.10	46.51%	6.665	357	69.15	744
7.000 - 7.499	34	32,092,793.90	18.00%	7.130	358	66.11	742
7.500 - 7.999	7	9,544,881.88	5.35%	7.558	357	70.00	772
8.000 - 8.499	1	2,925,000.00	1.64%	8.000	357	75.00	721
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
500-524	1	366,371.48	0.21%	6.750	301	75.00	502
625-649	1	212,500.00	0.12%	5.500	342	78.75	649
650-674	8	9,853,500.00	5.53%	6.543	356	69.33	663
675-699	13	14,884,437.85	8.35%	6.749	358	74.03	688
700-724	28	37,884,086.91	21.25%	6.918	357	64.07	715
725-749	14	17,323,274.36	9.72%	6.708	357	56.83	740
750-774	35	34,337,276.25	19.26%	6.543	357	67.99	764
775-799	54	50,491,071.82	28.32%	6.616	357	71.78	787
800-824	11	12,948,712.75	7.26%	6.802	358	69.54	809
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Effective LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	29	26,560,082.30	14.90%	6.694	357	40.32	747
50.00- 54.99	4	4,229,996.87	2.37%	6.542	357	52.22	757
55.00- 59.99	8	11,129,186.65	6.24%	6.610	358	57.23	741
60.00- 64.99	12	12,525,839.37	7.03%	6.680	357	62.27	748
65.00- 69.99	12	17,068,557.43	9.57%	6.601	357	66.42	728
70.00- 74.99	22	27,664,304.45	15.52%	6.833	356	72.24	746
75.00- 79.99	40	40,986,678.85	22.99%	6.750	357	76.95	749
80.00	35	35,780,435.50	20.07%	6.632	358	80.99	763
80.01- 84.99	1	711,000.00	0.40%	6.375	360	83.65	655
85.00- 89.99	1	877,000.00	0.49%	6.375	358	89.95	771
90.00- 94.99	1	768,150.00	0.43%	6.750	360	90.00	784
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	29	26,560,082.30	14.90%	6.694	357	40.32	747
50.00- 54.99	4	4,229,996.87	2.37%	6.542	357	52.22	757
55.00- 59.99	8	11,129,186.65	6.24%	6.610	358	57.23	741
60.00- 64.99	12	12,525,839.37	7.03%	6.680	357	62.27	748
65.00- 69.99	12	17,068,557.43	9.57%	6.601	357	66.42	728
70.00- 74.99	21	27,159,079.45	15.23%	6.837	356	71.73	745
75.00- 79.99	39	40,327,678.85	22.62%	6.752	357	76.58	748
80.00	33	34,005,435.50	19.07%	6.631	358	80.00	764
80.01- 84.99	1	711,000.00	0.40%	6.375	360	83.65	655
85.00- 89.99	1	877,000.00	0.49%	6.375	358	89.95	771
90.00- 94.99	1	768,150.00	0.43%	6.750	360	90.00	784
95.00- 99.99	1	659,000.00	0.37%	6.625	355	99.99	794
100.00	3	2,280,225.00	1.28%	6.646	358	100.00	746
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Effective LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
EFF LTV <= 80	162	175,945,081.42	98.68%	6.697	357	67.59	749
EFF LTV > 80 GENWORTH FINANCIAL	1	877,000.00	0.49%	6.375	358	89.95	771
EFF LTV > 80 MGIC	2	1,479,150.00	0.83%	6.570	360	86.95	722
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
349	1	450,000.00	0.25%	6.375	346	34.62	705
360	164	177,851,231.42	99.75%	6.695	357	67.95	749
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	165	178,301,231.42	100.00%	6.695	357	67.87	748
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	22	26,465,215.10	14.84%	6.669	356	63.31	771
20.01 -25.00	15	12,849,291.09	7.21%	6.567	357	66.75	755
25.01 -30.00	17	17,453,141.09	9.79%	6.486	358	64.37	751
30.01 -35.00	36	39,706,386.94	22.27%	6.690	357	66.68	736
35.01 -40.00	33	37,856,909.47	21.23%	6.727	358	69.71	733
40.01 -45.00	37	40,891,916.25	22.93%	6.816	357	72.42	757
45.01 -50.00	1	832,000.00	0.47%	6.875	360	80.00	808
55.01 -60.00	3	1,880,000.00	1.05%	6.600	359	53.99	772
None	1	366,371.48	0.21%	6.750	301	75.00	502
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	165	178,301,231.42	100.00%	6.695	357	67.87	748
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 MO Hybrid Arm	3	1,757,495.86	0.99%	6.418	356	52.08	752
10/1 MO Hybrid Arm IO	28	33,180,001.58	18.61%	6.389	356	59.35	753
10/1 YR Hybrid Arm	23	19,852,973.91	11.13%	6.855	358	70.89	756
10/1 YR Hybrid Arm IO	105	117,096,297.16	65.67%	6.770	357	69.71	745
10/6 MO Hybrid Arm IO	6	6,414,462.91	3.60%	6.476	359	73.22	765
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	139	156,690,761.65	87.88%	6.677	357	67.66	747
Not Interest Only	26	21,610,469.77	12.12%	6.819	358	69.36	755
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Prepay Penalty	135	138,944,933.98	77.93%	6.724	358	70.32	751
Prepay Penalty: 12 months	3	9,157,250.00	5.14%	6.970	355	57.87	721
Prepay Penalty: 36 months	12	12,679,056.53	7.11%	6.565	357	65.15	750
Prepay Penalty: 60 months	15	17,519,990.91	9.83%	6.409	356	55.56	743
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	165	178,301,231.42	100.00%	6.695	357	67.87	748
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	148	166,785,643.33	93.54%	6.672	357	67.96	749
No Ratio Documentation	1	366,371.48	0.21%	6.750	301	75.00	502
Stated Documentation	16	11,149,216.61	6.25%	7.034	357	66.21	751
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	39	38,749,893.69	21.73%	6.820	357	59.81	737
Purchase	101	111,111,712.84	62.32%	6.655	357	71.64	759
Rate/Term Refinance	25	28,439,624.89	15.95%	6.681	357	64.11	724
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	30	24,820,023.42	13.92%	6.628	358	71.34	768
Condotel	5	4,499,500.00	2.52%	7.000	358	71.42	744
Cooperative	7	13,484,891.51	7.56%	6.758	357	59.36	757
PUD Attached	3	1,166,562.15	0.65%	6.627	355	74.88	751
PUD Detached	24	26,460,814.69	14.84%	6.570	358	74.22	757
Single Family Detached	80	95,814,048.24	53.74%	6.723	357	66.43	739
Two-Four Family	16	12,055,391.41	6.76%	6.700	358	65.68	760
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	28	15,060,091.12	8.45%	6.911	357	57.46	759
Primary	105	134,401,411.33	75.38%	6.658	357	68.69	746
Second Home	32	28,839,728.97	16.17%	6.751	358	69.45	752
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	2	2,429,100.00	1.36%	6.500	356	79.74	767
California	48	50,892,450.07	28.54%	6.578	357	66.35	756
Colorado	11	11,696,947.57	6.56%	6.719	358	67.08	740
Connecticut	7	12,817,653.97	7.19%	6.888	357	60.63	743
District of Columbia	1	350,000.00	0.20%	7.000	360	59.32	787
Florida	8	7,321,257.18	4.11%	6.837	357	70.04	725
Georgia	2	1,089,000.00	0.61%	6.576	355	90.04	779
Hawaii	1	1,550,000.00	0.87%	7.250	359	75.61	705
Maryland	4	1,782,187.52	1.00%	7.015	358	66.96	743
Massachusetts	2	2,120,000.00	1.19%	6.452	354	80.00	785
Minnesota	7	7,687,284.49	4.31%	6.446	358	73.73	759
Montana	5	3,031,162.81	1.70%	6.778	358	63.84	751
Nevada	1	6,293,249.59	3.53%	6.500	359	57.27	724
New Jersey	9	9,267,024.78	5.20%	7.146	357	71.50	736
New Mexico	5	3,666,787.78	2.06%	6.589	357	74.09	743
New York	22	29,385,910.08	16.48%	6.676	356	66.35	752
North Carolina	6	6,924,591.14	3.88%	6.703	354	71.39	742
Pennsylvania	1	550,000.00	0.31%	6.350	355	41.67	754
South Carolina	4	4,443,638.53	2.49%	6.802	357	80.24	767
Texas	4	4,103,245.47	2.30%	6.780	358	76.28	700
Utah	4	3,326,625.00	1.87%	6.408	358	62.48	792
Vermont	1	358,400.00	0.20%	7.625	359	75.00	774
Virginia	4	3,594,420.76	2.02%	6.536	358	75.09	740
Washington	3	504,798.36	0.28%	6.781	359	55.34	782
Wisconsin	1	1,600,000.00	0.90%	7.000	360	80.00	786
Wyoming	2	1,515,496.32	0.85%	7.548	356	51.76	720
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	1	212,500.00	0.12%	5.500	342	78.75	649
1.500 - 1.999	153	165,947,237.87	93.07%	6.691	357	67.64	746
2.000 - 2.499	9	10,903,493.55	6.12%	6.738	357	69.73	779
2.500 - 2.999	2	1,238,000.00	0.69%	7.000	358	79.87	811
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	1	212,500.00	0.12%	5.500	342	78.75	649
1.500 - 1.999	153	165,947,237.87	93.07%	6.691	357	67.64	746
2.000 - 2.499	9	10,903,493.55	6.12%	6.738	357	69.73	779
2.500 - 2.999	2	1,238,000.00	0.69%	7.000	358	79.87	811
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.500 -10.999	3	3,297,100.00	1.85%	5.790	357	78.79	772
11.000 -11.499	44	46,351,813.54	26.00%	6.269	357	65.68	758
11.500 -11.999	75	82,920,292.10	46.51%	6.665	357	69.15	744
12.000 -12.499	35	33,262,143.90	18.66%	7.090	358	65.37	740
12.500 -12.999	7	9,544,881.88	5.35%	7.558	357	70.00	772
13.000 -13.499	1	2,925,000.00	1.64%	8.000	357	75.00	721
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	31	34,937,497.44	19.59%	6.391	356	58.98	753
5.000	134	143,363,733.98	80.41%	6.769	357	70.03	747
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	31	34,937,497.44	19.59%	6.391	356	58.98	753
1.000	6	6,414,462.91	3.60%	6.476	359	73.22	765
2.000	128	136,949,271.07	76.81%	6.782	357	69.88	746
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
03/01/13	1	366,371.48	0.21%	6.750	301	75.00	502
03/01/14	1	575,000.00	0.32%	6.000	313	74.87	788
01/01/17	1	212,500.00	0.12%	5.500	342	78.75	649
05/01/17	1	271,900.00	0.15%	6.500	351	79.97	672
07/01/17	1	3,721,250.00	2.09%	6.625	353	65.00	663
08/01/17	5	3,748,000.00	2.10%	6.727	354	68.32	759
09/01/17	25	25,307,493.88	14.19%	6.658	355	62.96	750
10/01/17	16	21,248,591.33	11.92%	6.575	356	62.07	758
11/01/17	24	25,354,878.47	14.22%	7.002	357	72.25	751
12/01/17	33	34,251,417.83	19.21%	6.645	358	67.90	756
01/01/18	31	38,931,308.43	21.83%	6.714	359	68.04	742
02/01/18	21	20,095,970.00	11.27%	6.559	360	72.19	749
03/01/18	5	4,216,550.00	2.36%	6.734	360	76.89	764
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc. and Others	134	143,363,733.98	80.41%	6.769	357	70.03	747
First Republic Bank	31	34,937,497.44	19.59%	6.391	356	58.98	753
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Servicer	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Thornburg Mortgage Home Loans, Inc.	134	143,363,733.98	80.41%	6.769	357	70.03	747
First Republic Bank	31	34,937,497.44	19.59%	6.391	356	58.98	753
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	26	21,610,469.77	12.12%	6.819	358	69.36	755
120	139	156,690,761.65	87.88%	6.677	357	67.66	747
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Remaining IO Terms (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	26	21,610,469.77	12.12%	6.819	358	69.36	755
61-120	139	156,690,761.65	87.88%	6.677	357	67.66	747
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Origination Channel	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Correspondent	116	118,326,917.71	66.36%	6.625	356	67.19	752
Retail	6	3,529,787.78	1.98%	6.346	358	75.89	770
Wholesale	43	56,444,525.93	31.66%	6.862	359	68.78	740
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Self Employ Flag	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	97	100,570,753.62	56.40%	6.654	357	69.29	754
Y	68	77,730,477.80	43.60%	6.748	358	66.02	742
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748

Conversion and Modifiable Features	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neither Convertible nor Modifiable	156	173,167,643.64	97.12%	6.702	357	67.85	748
Only Modifiable	9	5,133,587.78	2.88%	6.451	357	68.48	768
Total	165	178,301,231.42	100.00%	6.695	357	67.87	748